                                                                    Exhibit 99.2


                              CREDIT AGREEMENT


                                    between



                                NORDX/CDT, INC.
                                  as Borrower

                     CABLE DESIGN TECHNOLOGIES CORPORATION
                         CABLE DESIGN TECHNOLOGIES INC.
                                 as Guarantors



                                      and



                              BNP PARIBAS (CANADA)
                                   as Lender



                           _________________________

                               December 17, 2001
                           _________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
SECTION 1.   DEFINITIONS AND ACCOUNTING TERMS..............................................   1
       1.1.  Certain Defined Terms.........................................................   1
             ---------------------
       1.2.  Terms Defined in the PPSA.....................................................  13
             -------------------------
       1.3.  Computation of Time Periods...................................................  13
             ---------------------------
       1.4.  Accounting Terms..............................................................  13
             ----------------
       1.5.  Other Provisions Regarding Definitions........................................  14
             --------------------------------------

SECTION 2.   REVOLVING LOANS...............................................................  15
       2.1.  Revolving Loans...............................................................  15
             ---------------
       2.2.  Reserved......................................................................  15
       2.3.  Minimum Advances..............................................................  15
             ----------------
       2.4.  Reserved......................................................................  15
       2.5.  Notice of Borrowing; Borrower's Certificate...................................  15
       2.6.  Reserved......................................................................  17
       2.7.  Termination and Reduction of Revolving Credit Facility Commitments............  17
       2.8.  Evidence of Indebtedness......................................................  18
             ------------------------
       2.9.  Facility Fee..................................................................  18
             ------------
      2.10.  Interest......................................................................  18
      2.11.  Conversion of Borrowings; Renewals and Re-Issuances...........................  21
             ---------------------------------------------------
      2.12.  Mandatory Payments............................................................  22
      2.13.  Optional Prepayments..........................................................  24
             --------------------
      2.14.  Completion of Forms and Issue of Bankers' Acceptance..........................  25
             ----------------------------------------------------
      2.15.  Certain Waivers Regarding Bankers' Acceptances................................  25
      2.16.  Procedures for Payment........................................................  26
             ----------------------
      2.17.  Other Fees....................................................................  27
             ----------
      2.18.  Increased Costs...............................................................  28
             ---------------
      2.19.  Change of Law Rendering LIBOR Advances Unlawful...............................  29
             -----------------------------------------------
      2.20.  LIBOR Availability............................................................  29
             ------------------

                                     (ii)

      2.21.  Indemnities...................................................................  30
             -----------
      2.22.  Capital Adequacy..............................................................  31
             ----------------
      2.23.  Telephonic Notice.............................................................  31
             -----------------
      2.24.  Maximum Interest..............................................................  31
             ----------------

SECTION 3.   LETTERS OF CREDIT.............................................................  32
       3.1.  Letters of Credit.............................................................  32
             -----------------
       3.2.  Reimbursement for Drawings....................................................  33
             --------------------------
       3.3.  Letter of Credit Fees.........................................................  33
             ---------------------
       3.4.  Indemnity.....................................................................  34
             ---------
       3.5.  Reserved......................................................................  34
       3.6.  Reimbursement of Certain Costs................................................  34
             ------------------------------
       3.7.  Payment of Drafts.............................................................  36
             -----------------
       3.8.  Issuing Lender's Actions......................................................  37
             ------------------------

SECTION 4.   GUARANTIES....................................................................  37
       4.1.  Guaranties....................................................................  37
             ----------
       4.2.  Future Subsidiaries...........................................................  37
             -------------------

SECTION 5.   REPRESENTATIONS AND WARRANTIES...............................................   37
       5.1.  Corporate Status..............................................................  37
             ----------------
       5.2.  Power and Authority...........................................................  38
             -------------------
       5.3.  No Violation of Agreements....................................................  38
             --------------------------
       5.4.  No Litigation.................................................................  39
             -------------
       5.5.  Good Title to Properties; Condition of Assets.................................  39
             ---------------------------------------------
       5.6.  Financial Statements and Condition............................................  39
             ----------------------------------
       5.7.  Tax Liability.................................................................  40
             -------------
       5.8.  Governmental Action...........................................................  40
             -------------------
       5.9.  Disclosure....................................................................  41
             ----------
      5.10.  Margin Stock..................................................................  41
             ------------
      5.11.  Reserved......................................................................  41
      5.12.  Solvency......................................................................  41
             --------

                                     (iii)

      5.13.  Permits, etc..................................................................  41
             -------------
      5.14.  Environmental Status..........................................................  41
             --------------------
      5.15.  CAN Plans.....................................................................  42
             ---------

SECTION 6.   AFFIRMATIVE COVENANTS.........................................................  42
       6.1.  Financial Statements and Other Information....................................  42
       6.2.  Taxes and Claims..............................................................  45
             ----------------
       6.3.  Insurance.....................................................................  45
             ---------
       6.4.  Books and Reserves............................................................  45
             ------------------
       6.5.  Properties in Good Condition..................................................  45
             ----------------------------
       6.6.  Maintenance of Existence......................................................  46
             ------------------------
       6.7.  Inspection by the Lender......................................................  46
             ------------------------
       6.8.  Pay Indebtedness to Lender and Perform Other Covenants........................  46
             ------------------------------------------------------
       6.9.  Notice of Default.............................................................  46
             -----------------
      6.10.  Reporting of Misrepresentations...............................................  46
             -------------------------------
      6.11.  Compliance with Laws..........................................................  46
             --------------------
      6.12.  CAN Plans.....................................................................  47
             ---------
      6.13.  Further Assurances............................................................  47
             ------------------
      6.14.  Environmental Matters.........................................................  48
             ---------------------
      6.15.  Financial Covenants...........................................................  48
             -------------------
      6.16.  Letter to Auditors............................................................  48
             ------------------

SECTION 7.   NEGATIVE COVENANTS............................................................  48
       7.1.  Liens.........................................................................  48
             -----
       7.2.  Indebtedness..................................................................  50
             ------------
       7.3.  Investments...................................................................  50
             -----------
       7.4.  Merger, Sale of, Dissolution, Etc.............................................  52
       7.5.  Dividends, Redemptions and Other Payments.....................................  53
             -----------------------------------------
       7.6.  Subsidiaries..................................................................  53
             ------------
       7.7.  Transactions with Affiliates..................................................  53
             ----------------------------
       7.8.  Reserved......................................................................  53
       7.9.  Amendments and Modifications..................................................  53
             ----------------------------

                                     (iv)

      7.10.  Fiscal Year...................................................................  54
             -----------
      7.11.  Change of Business............................................................  54
             ------------------
      7.12.  Negative Pledges..............................................................  54
             ----------------
      7.13.  Permitted Acquisitions........................................................  54
             ----------------------
      7.14.  Amendments to Section 7.......................................................  54
             -----------------------

SECTION 8.   CONDITIONS PRECEDENT TO INITIAL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT..  55
       8.1.  Opinions of Counsel...........................................................  55
             -------------------
       8.2.  Financial Status..............................................................  55
             ----------------
       8.3.  No Material Adverse Change....................................................  55
             --------------------------
       8.4.  Qualifications................................................................  55
             --------------
       8.5.  Loan Documents................................................................  55
             --------------
       8.6.  Supporting Letter of Credit...................................................  55
             ---------------------------
       8.7.  Examination of Books..........................................................  55
             --------------------
       8.8.  Corporate Structure...........................................................  56
             -------------------
       8.9.  Fees to Lender................................................................  56
             --------------
      8.10.  Disbursement Authorization....................................................  56
             --------------------------
      8.11.  Litigation....................................................................  56
             ----------
      8.12.  Compliance with Law...........................................................  56
             -------------------
      8.13.  Proceedings; Receipt of Documents.............................................  56
             ---------------------------------
      8.14.  Solvency Certificate..........................................................  57
             --------------------
      8.15.  No Default or Event of Default................................................  57
             ------------------------------
      8.16.  Fleet Credit Agreement; Intercreditor Agreement...............................  57
             -----------------------------------------------
      8.17.  Repayment of Indebtedness.....................................................  57
             -------------------------
      8.18.  Government Regulations........................................................  57
             ----------------------

SECTION 9.   CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE OF LETTERS OF CREDIT......  57
       9.1.  Borrower's Certificate; Other Conditions......................................  57
             ----------------------------------------
       9.2.  Written Notice of Loan........................................................  58
             ----------------------

SECTION 10.  USE OF PROCEEDS...............................................................  58

                                      (v)

SECTION 11.  DEFAULTS AND REMEDIES.........................................................  58
      11.1.  Events of Default.............................................................  58
             -----------------
      11.2.  Suits for Enforcement.........................................................  60
             ---------------------
      11.3.  Rights and Remedies Cumulative................................................  60
             ------------------------------
      11.4.  Rights and Remedies Not Waived................................................  61
             ------------------------------
      11.5.  Application of Proceeds.......................................................  61

SECTION 12.  MISCELLANEOUS.................................................................  62
      12.1.  Collection Costs..............................................................  62
             ----------------
      12.2.  Amendment, Modification and Waiver............................................  62
             ----------------------------------
      12.3.  Governing Law.................................................................  63
             -------------
      12.4.  Notices.......................................................................  63
             -------
      12.5.  Fees and Expenses.............................................................  63
             -----------------
      12.6.  Stamp or Other Tax............................................................  63
             ------------------
      12.7.  Waiver of Jury Trial and Setoff...............................................  64
             -------------------------------
      12.8.  Termination of Agreement......................................................  64
             ------------------------
      12.9.  Captions......................................................................  65
             --------
     12.10.  Lien; Setoff by Lender........................................................  65
     12.11.  Payment Due on Non-Business Day...............................................  66
             -------------------------------
     12.12.  Service of Process............................................................  66
             ------------------
     12.13.  Sale, Assignment or Transfer to Additional Lender.............................  66
             -------------------------------------------------
     12.14.  Benefit of Agreement; Assignments by Lender...................................  66
             -------------------------------------------
     12.15.  Counterparts; Facsimile Signature.............................................  67
             ---------------------------------
     12.16.  Invalidity....................................................................  68
             ----------
     12.17.  Disclosure of Financial Information...........................................  68
             -----------------------------------
     12.18.  Maintenance of Confidentiality................................................  68
             ------------------------------
     12.19.  No Fiduciary Obligations......................................................  68
             ------------------------
     12.20.  Indemnification...............................................................  69
             ---------------

                                     (vi)

                                    EXHIBITS
                                    --------

Exhibit 2.5(a)   Borrower's Certificate
Exhibit 4.1(a)   Guaranty
Exhibit 8.10     Disbursement Authorization

                                   SCHEDULES
                                   ---------

Schedule1-a      CAN Plans
Schedule 5.1(c)  Capital Stock
Schedule 5.1(d)  Subsidiaries
Schedule 5.4(a)  Litigation
Schedule 5.5(a)  Title Exceptions
Schedule 5.6(b)  Material Adverse Changes
Schedule 5.7     Taxes
Schedule 5.14    Environmental Matters
Schedule 7.1(c)  Existing Liens
Schedule 7.2(c)  Existing Indebtedness
Schedule 7.3(d)  Existing Investments
Schedule 7.7(c)  Affiliated Transactions

                                    (viii)

     CREDIT AGREEMENT dated as of December 17, 2001, among NORDX/CDT. INC., a corporation incorporated under the federal laws of Canada (the "Borrower"), CABLE DESIGN TECHNOLOGIES CORPORATION, a Delaware corporation, and CABLE DESIGN TECHNOLOGIES, INC., a Washington corporation (collectively, the "Guarantors") and BNP PARIBAS (CANADA) (the "Lender").

                             W I T N E S S E T H:
                             -------------------


     SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS

1.1. Certain Defined Terms. For all purposes of this Agreement, unless the
     ---------------------
context otherwise requires (the following meanings are to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptance Fee" shall mean a fee payable in CAN Dollars by the Borrower to
      --------------
the Lender with respect to the acceptance of a Bankers' Acceptance on the date of such acceptance, calculated on the face amount of the Bankers' Acceptance at a per annum rate equal to the Applicable Margin for Bankers' Acceptances on the basis of the number of days in the applicable Interest Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days or 366 days in the case of a leap year.

     "Acquired Person" shall mean any Person (i) in which the Borrower is making
      ---------------
an Investment, or (ii) any portion of whose stock, securities, or ownership interests are being acquired by the Borrower in a Permitted Acquisition, or
(iii) all or substantially all of whose assets are being acquired by the Borrower in a Permitted Acquisition, or, if the Permitted Acquisition involves the acquisition of a division or operating unit of a Person, such division or unit, or (iv) with whom the Borrower merges or consolidates in a Permitted Acquisition, in each case whether the foregoing are directly undertaken by the Borrower or indirectly through a Holding Company.

     "Affiliate" of any specified Person shall mean any other Person directly or
      ---------
indirectly controlling or controlled by or under common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Credit Agreement, as amended, modified or
      ---------
supplemented from time to time.

     "Applicable Laws" means federal, provincial, municipal or local statute,
      ---------------
rule, guideline, regulation, ordinance, order, notice, judgment, decree, permit, license or other binding determination of any Governmental Body, as now or at any time hereafter amended or in effect and applicable to, and binding on, the Borrower.

     "Applicable Margin" shall mean the following per annum rates:
      -----------------

        ----------------------------------------------------
          Applicable Loan or Fee        Applicable Margin
        ----------------------------------------------------

          Facility Fee                  0.15%
        ----------------------------------------------------

          LIBOR Advances                0.30%
        ----------------------------------------------------

          Base Rate Advances            0%
        ----------------------------------------------------

          Acceptance Fee                0.30%
        ----------------------------------------------------

     "Authorized Representative" shall mean each Person designated from time to
      -------------------------
time, as appropriate, in a Written Notice by the Borrower to the Lender for the purposes of giving notices of borrowing, conversion or renewal of Revolving Loans, which designation shall continue in force and effect until terminated in a Written Notice to the Lender.

     "Bankers' Acceptances" means non-interest bearing instruments denominated
      --------------------
in CAN Dollars drawn by the Borrower and accepted by the Lender in accordance with this Agreement, and includes a depository note or bill within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

     "Bankers' Acceptance Advance" shall mean that portion of the Revolving
      ---------------------------
Loans for which the Borrower has requested to be or become outstanding by way of Bankers' Acceptances.

     "Base Rate" shall mean a variable per annum rate of interest (calculated on
      ---------
the basis of actual days elapsed over a 365/366 day year) as shall be in effect from time to time, which rate per annum shall at all times be equal to the greater of (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts from time to time as its prime rate for Dollar loans, such rate to change when and as such announced rate changes; or (b) one-half percentage point ( 1/2 %) above the Federal Funds Rate. The prime rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer of Fleet.

     "Base Rate Advance" shall mean any portion of the Revolving Loans which is
      -----------------
not a LIBOR Advance or a Bankers' Acceptance Advance.

     "Borrower's Certificate" shall have the meaning set forth in (S) 2.5(a)
      ----------------------
hereof.

     "Borrower" shall have the meaning set forth in the Preamble hereto.
      --------

     "Business Day" shall mean (a) for those portions of the Revolving Loans
      ------------
constituting Base Rate Advances or Bankers' Acceptance Advances, any day other than a Saturday, Sunday or other day on which banks in Toronto, Canada are authorized or required to close; and (b) for those portions of the Revolving Loans constituting LIBOR Advances, the days described in the immediately preceding subclause (a) for the definition of Business Day, but excluding therefrom any day on which commercial banks are not open for dealings in Dollars in the London (England, U.K.) interbank market.

     "CCQ" shall mean the Civil Code of Quebec.
      ---

     "CAN Dollars" and "CD$"  shall mean lawful currency of Canada.
      -----------       ---

     "CAN Plan" means at any time an employee benefit, pension, retirement or
      --------
other equivalent or analogous plan or program established or maintained by, for, or on behalf of the Borrower and any Affiliate of the Borrower domiciled in Canada, including, without limitation, the Plans set forth in Schedule 1-a hereto.

     "Canadian Insolvency Laws" means the Bankruptcy and Insolvency Act
      ------------------------
(Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), as now or hereafter in effect, or any successor thereto and any other Applicable Law in Canada relating to liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of a borrower or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors.

     "Capital Lease" of any Person shall mean any lease of any property (whether
      -------------
real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

     "Capitalized Lease Obligations" of any Person shall mean, at any time, all
      -----------------------------
obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabilities at such time in accordance with GAAP.

     "CDOR Rate" means, for each day in any period , the annual rate of interest
      ---------
that is the rate based on an average rate applicable to CAN Dollar bankers' acceptances accepted by the Lender for a term equal to the term of the relevant Interest Period appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 8:00 a.m. (Local Time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be the arithmetic average of the Discount Rate quoted by each Schedule I Reference Bank (meaning thereby the banks listed in Schedule I of the Bank Act (Canada)) (determined by the Lender as of 8:00 a. m. Local Time on such date) which would be applicable to CAN Dollar bankers' acceptances quoted by the Schedule I Refernce Banks as of 8:00 a.m. (Local Time) on such date or, if such date is not a Business Day, on the immediately preceding Business Day.

     "Change of Control" shall mean (a) any Person or group of Persons (within
      -----------------
the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of common stock of the Parent, or (b) a majority of the Parent's board of directors is not comprised of Continuing Directors, or (c) the Borrower shall not be a wholly owned Subsidiary (directly or indirectly) of the Parent.

     "Change of Law" shall mean any law, treaty, order, directive or regulation
      -------------
or the interpretation thereof or any ruling, decree, judgment or recommendation, or any request, guideline or directive (whether or not given the force of law) in any case adopted, issued or effective after the Closing Date, or any change, adopted, effective or issued after the Closing Date of any of the foregoing (and including in any event all risk based capital guidelines heretofore adopted by any banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof), by any regulatory body, court or any administrative or Governmental Body charged or claiming to be charged with the administration thereof.

     "Claims" shall have the meaning set forth in (S)12.20 hereof.
      ------

     "Closing Date" shall mean the date and time that all conditions precedent
      ------------
to the effectiveness of this Agreement have been satisfied or waived by the Lender.

     "Commitment" shall mean the commitment of the Lender hereunder to make
      ----------
Revolving Loans and to issue Letters of Credit, which commitment is in the amount of $65,000,000 or the Dollar Equivalent thereof in CAN Dollars, as such amount may be reduced from time to time pursuant to the provisions of (S)(S) 2.7 and 11.1 hereof.

     "Confidential Information" shall have the meaning set forth in (S) 12.18
      ------------------------
hereof.

     "Contingent Obligations" of any Person shall mean any direct or indirect
      ----------------------
liability, of such Person (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent by the Person incurring such liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; (ii) under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof; (iii) net obligations under any Hedge Agreement; or (iv) to advance or supply funds or otherwise to assure or hold harmless the owner of a primary obligation against loss in respect thereof. Contingent Obligations shall include, without limitation, (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchase, capital contributions or otherwise); (ii) to maintain the Solvency or any balance sheet item, level of income or financial condition of another; (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the immediately preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Continuing Director" means a member of the Parent's board of directors who
      -------------------
either (i) was a member of such board prior to the date hereof and continuously thereafter or (ii) became a member of such board after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Directors then members of such board.

     "Credit Parties" shall mean and include the Borrower and the Guarantors.
      --------------

     "Default" shall mean an event, act or condition which with the giving of
      -------
notice or the lapse of time, or both, would constitute an Event of Default.

     "Discount Proceeds" means, for any Banker's Acceptance, an amount (rounded
      -----------------
up to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the date of a borrowing hereunder by multiplying

          (i)   the face amount of the Bankers' Acceptance; by

          (ii) the quotient of one divided by the sum of one plus the product of

                (A) the Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance, multiplied by

                (B) a fraction, the numerator of which is the Interest Period of the Bankers' Acceptance and the denominator of which is 365,

                with such quotient being rounded up or down to the nearest fifth decimal place, and with .000005 being rounded up.

     "Discount Rate" means on any day, the lesser of (A) the CDOR Rate plus 10
      -------------
basis points (0.10%), and (B) the discount rate (as determined by the Lender in good faith) quoted by the Lender as the percentage discount rate at which the Lender would, in accordance with its normal market practices, at or about 10:00 a.m. (Local Time) on such date, be prepared to purchase bankers' acceptances having a face amount and terms comparable to the face amount and term of such Bankers' Acceptance.

     "Dollars" or "$" means dollars in lawful currency of the United States of
      -------      -
America.

     "Dollar Equivalent" shall mean, on any particular date, with respect to any
      -----------------
amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Lender in the absence of manifest error) of Dollars which could be purchased by the Lender (in accordance with its normal banking practices) in the London foreign currency deposit markets with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such day.

     "Environmental Law" shall mean applicable provisions of the Environment
      -----------------
Quality Act (Quebec) and regulations adopted thereunder, Transportation of Dangerous Goods Act (Canada), the Environmental Protection Act (Ontario), Transportation of Dangerous Goods Regulation (Canada), Transportation of Dangerous Substances Regulation (Quebec), Canadian Environmental Protection Act (Canada) and any other Applicable Laws, regulating, relating to or imposing liability or standards of conduct concerning the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Hazardous Materials, or air emissions, effluent discharges, the release, emission, deposit, discharge, leaching, migration, discharges to surface or ground water, spill of any substance into the environment or otherwise concerning the protection of the outdoor or indoor environment.

     "Event of Default" shall have the meaning set forth in (S)11.1 hereof.
      ----------------

     "Excluded Claims" shall have the meaning set forth in (S)12.20 hereof.
      ---------------

     "Excluded Taxes" shall mean any taxes (including franchise taxes) imposed
      --------------
by Canada or any political subdivision of Canada on the Lender solely as a result of the Lender's (i) carrying on or having carried on a trade or business in Canada or having a permanent establishment in Canada; (ii) being or having been organized under the laws of Canada or any political subdivision of Canada; or (iii) being or having been resident or deemed resident in Canada for income tax purposes; but does not include Other Taxes as described in (S)2.16(c).

     "Facility Fee" shall have the meaning set forth in (S)2.9 hereof.
      ------------

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Fleet on such day on such transactions as determined by Fleet.

     "Fiscal Year" shall mean, with respect to the Parent and the Borrower, a
      -----------
period beginning on August 1st in each calendar year and ending on the next following July 31st in the succeeding calendar year.

     "Fleet" shall mean Fleet National Bank, a United States national bank
      -----
having a place of business in Boston, Massachusetts, and its successors.

     "Fleet Credit Agreement" shall mean the Credit Agreement dated as of the
      ----------------------
date hereof among the Parent, the Borrowers thereunder, the Lenders party thereto, Fleet as Administrative Lender, BNP Paribas, as Syndication Lender, Bank of America National Association, as Documentation Lender, Fifth Third Bank, J.P. Morgan, Mellon Bank and National City Bank, as Managing Lenders, and Fleet Securities, as Arranger, as amended and in effect from time to time.

     "GAAP" shall have the meaning set forth in (S) 1.4 hereof.
      ----

     "Governmental Body" shall mean any (a) Canadian federal, provincial, or
      -----------------
local governmental authority, or (b) regulatory body, any subdivision, agency, commission or authority of the foregoing, or any quasi-governmental body exercising any governmental regulatory authority thereunder, and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

     "Gross Up Payments" shall have the meaning set forth in (S)2.16(a) hereof.
      -----------------

     "Guarantor(s)" shall mean the Parent and Cable Design Technologies, Inc., a
      ------------
Washington corporation.

     "Guaranty" shall have the meaning set forth in (S) 4.1 hereof.
      --------

     "Hazardous Material" shall mean any pollutant, contaminant, hazardous,
      ------------------
toxic or special waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law, or which is likely to have an adverse effect on the environment or risk to human health or safety, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated byphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the Applicable Laws of Canada or any province establish a meaning for "hazardous material," "hazardous substance," hazardous waste," "solid waste," "contaminant," "pollutant," or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

     "Hedge Agreement" shall have the meaning set forth in clause (v) of the
      ---------------
definition of Indebtedness.

     "Holding Company" shall mean a wholly owned Subsidiary of the Borrower,
      ---------------
which is formed solely to hold the capital stock or other equity interests in an one or more Acquired Persons and which has no material liabilities of whatever nature (other than intercompany loans related to the acquisition of the Acquired Person).

     "Indebtedness" of any Person shall mean (without duplication) (i) all
      ------------
Indebtedness for Borrowed Money of such Person; (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed; (iii) all Contingent Obligations of such Person; (iv) letters of credit and all obligations of such Person relating thereto; and (v) all obligations (other than obligations to pay fees in connection therewith) of such Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates with the Lender or Affiliate of the Lender (each, a "Hedge Agreement"), provided that,
                                                               -------------
for purposes of this Agreement, the amount of outstanding Indebtedness under a Hedge Agreement at any time shall be the net termination obligations of such Person under such Hedge Agreement, calculated as if such Hedge Agreement were terminated as of such date.

     "Indebtedness for Borrowed Money" of any Person shall mean, without
      -------------------------------
duplication, all Indebtedness for borrowed money or evidenced by notes, debentures or similar evidences of Indebtedness of such Person, all obligations of such Person for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities), all obligations of such Person under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof, and all obligations of such Person under Capital Leases.

     "Indemnified Party" shall have the meaning set forth in (S)12.20 hereof.
      -----------------

     "Initial LIBOR Office" shall mean the branch or Affiliate of the Lender
      --------------------
that shall be making or maintaining LIBOR Rate Advances.

     "Interest Payment Date" shall mean, with respect to (a) each Base Rate
      ---------------------
Advance, the first day of each calendar quarter, (b) each LIBOR Advance, the last day of the Interest Period for such LIBOR Advance; provided, however, that
                                                        -----------------------
with respect to each Interest Period for any LIBOR Advance of a duration of three or more months, the Interest Payment Date with respect to such LIBOR Advance shall include, in addition to the last day of such Interest Period, each day which occurs every three months after the initial date of such Interest Period, and (c) each Bankers' Acceptance Advance, the first day of the Interest Period for such Bankers' Acceptance Advance.

     "Interest Period" shall mean, with respect to each LIBOR Advance initially,
      ---------------
the period commencing on, as the case may be, the borrowing or conversion date with respect to such LIBOR Advance, and ending one, two, three or six months thereafter (or, to the extent available and reasonably acceptable to the Lender, such other periods not exceeding six months), as selected by the Authorized Representative of the Borrower; and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Advance, and ending one, two, three or six months thereafter (or, to the extent available and reasonably acceptable to the Lender, such other periods not exceeding six months), as selected by the Authorized Representative of the Borrower; and with respect to each Bankers' Acceptance

Advance, initially the period commencing on, as the case may be, the borrowing or conversion date with respect to such Bankers' Acceptance Advance, and ending 30, 60, 90, or 180 days thereafter (or, to the extent available and reasonably acceptable to the Lender, such other periods not exceeding 180 days), in each case excluding days of grace as that term is defined in the Bills of Exchange Act (Canada), as selected by the Borrower; and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Bankers' Acceptance Advance and ending 30, 60, 90, or 180 days thereafter (or, to the extent available and reasonably acceptable to the Lender, such other periods not exceeding 180 days), in each case excluding days of grace as that term is defined in the Bills of Exchange Act (Canada), as selected by the Borrower;

provided, however, that no Interest Period may be selected for a LIBOR Advance or Bankers' Acceptance Advance which expires later than the Maturity Date; and provided, further, that any Interest Period in respect of a LIBOR Advance or Bankers' Acceptance Advance which begins on the last Business Day of a calendar month (or on a day which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a calendar month; and provided further, that if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and provided further, that there shall be outstanding at any one time no more than ten Interest Periods for LIBOR Advances and Bankers' Acceptance Advances in the aggregate. Notwithstanding the above, all Interest Periods shall be adjusted in accordance with (S)12.11 hereof.

     "Investment" shall have the meaning set forth in (S) 7.3 hereof.
      ----------

     "Issuing Lender" shall mean the Lender.
      --------------

     "Lender" shall have the meaning set forth in the Preamble hereto.
      ------

     "Lender Debt" shall mean and include all Revolving Loans and other
      -----------
Indebtedness owing at any time by the Borrower or any of its Subsidiaries to the Lender (including, without limitation, all principal, interest, Letter of Credit reimbursement obligations, fees, indemnities, costs (including, without limitation, reasonable attorneys' fees), charges and other amounts payable under Hedge Agreements, the Letter of Credit Agreements, or in respect of the Letters of Credit issued for the account of the Borrower or its Subsidiaries), arising under or in connection with this Agreement or any of the other Loan Documents, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest, at the applicable rates provided in this Agreement, whether or not such interest is an allowable claim in a proceeding under Canadian Insolvency Laws, or otherwise, involving the Borrower or any of its Subsidiaries.

     "Letter of Credit" and "Letters of Credit" shall mean documentary and/or
      ----------------       -----------------
standby letters of credit and all bank guarantees or similar instruments issued by the Issuing Lender for the account of the Borrower pursuant to (S)3.1 hereof.

     "Letter of Credit Agreement" shall mean an application and agreement, as
      --------------------------
amended, modified or supplemented from time to time, with respect to the issuance and reimbursement of and otherwise with respect to a Letter of Credit, in form and substance satisfactory to the Issuing Lender.

     "Letter of Credit Usage" shall mean, at any time, (a) the aggregate undrawn
      ----------------------
amount at such time of all outstanding Letters of Credit issued for the benefit of the Borrower and its Subsidiaries, plus (b) the aggregate amount of unreimbursed drawings at such time under Letters of Credit issued for the benefit of the Borrower and its Subsidiaries.

     "LIBOR Advance" shall mean that portion of any Revolving Loan designated to
      -------------
bear interest based upon the LIBOR Rate as provided in Section 2 hereof.

     "LIBOR Rate" shall mean, for any Interest Period for any LIBOR Advance, an
      ----------
interest rate per annum (calculated on the basis of actual days elapsed over a 360-day year) as determined on the basis of the offered rates for Dollar deposits of amounts and in funds comparable to the principal amount of such LIBOR Advance requested by the Borrower for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply, which appears on Telerate page 3750 as of 11:00 A.M. (London time) on the day that is two Business Days prior to the commencement of such Interest Period, provided that if the rate described above does not appear
                      -------------
on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate for Dollar deposits of amounts and in funds comparable to the principal amount of such LIBOR Advance requested by the Borrower for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply on the Reuters Page "LIBO" (or such other page as may replace the "LIBO Page" on that service for the purpose of displaying such rates) as of 11:00 A.M. (London time) on the day that is two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean any lien, mortgage, hypothec, pledge, security interest,
      ----
"prior claim" within the meaning of the CCQ, or other type of charge, assignment for the purpose of security, right of offset, or encumbrance of any kind under Applicable Law, or any other type of preferential arrangement under Applicable Law, including, without limitation, the lien, or retained security title of a conditional vendor or lessor or pursuant to a conditional sales agreement, and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holder of Indebtedness of the Borrower which Indebtedness is deemed to be extinguished under GAAP but for which the Borrower remains legally liable, and such trust shall be deemed to be a Lien.

     "Loan Documents" shall mean this Agreement, each Guaranty, each Letter of
      --------------
Credit, each Letter of Credit Agreement, each Borrower's Certificate, each Hedge Agreement, and each other document or instrument now or hereafter executed and delivered to the Lender by the Borrower or any Guarantor pursuant to or in connection herewith or therewith.

     "Local Time" means the time at the office of the Lender in Toronto, Canada.
      ----------

     "Material Adverse Change" shall mean, with respect to any Person, a
      -----------------------
material adverse change in such Person's and its Subsidiaries' business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, taken as a whole.

     "Material Adverse Effect" shall mean, (a) with respect to any Person, (i) a
      -----------------------
material adverse effect, taken as a whole, on such Person's and its Subsidiaries' business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) or (ii) the impairment of the ability of such Person to perform its obligations under any Loan Document to which it is a party, or (b) the impairment of the ability of the Lender to enforce or collect any of the Lender Debt.

     "Maturity Date" shall mean December 2, 2004.
      -------------

     "Maximum Permissible Rate" shall have the meaning set forth in (S)2.24
      ------------------------
hereof.

     "Minimum Loan Amount" shall have the meaning set forth in (S)2.3 hereof.
      -------------------

     "Net Proceeds" shall mean, with respect to any issuance of any equity
      ------------
securities by any Person (except proceeds in connection with a purchase of stock by employees, officers, or directors of the Parent, the Borrower or their Subsidiaries upon the exercise of stock options), the aggregate amount of cash proceeds after a reasonable estimate of taxes payable in connection therewith, and payment of associated fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, appraisers, and any reasonable underwriter's discount) received or receivable by such Person from such issuance, and cash proceeds paid from time to time with respect to any promissory note or other instrument or security delivered in connection with any such issuance.

     "Other Taxes" shall have the meaning set forth in (S)2.16(c) hereof.
      -----------

     "Parent" shall mean Cable Design Technologies Corporation, a Delaware
      ------
corporation.

     "Payment Office" shall have the meaning set forth in (S)2.5(c) hereof.
      --------------

     "Permitted Acquisitions" shall have the meaning set forth in the Fleet
      ----------------------
Credit Agreement as if the Borrower were a "Credit Party" thereunder.

     "Permitted Indebtedness" shall have the meaning set forth in (S)7.2 hereof.
      ----------------------

     "Permitted Liens" shall have the meaning set forth in (S)7.1 hereof.
      ---------------

     "Person" shall mean an individual, a corporation, an association, a joint
      ------
stock company, a business trust, a partnership, a trust, a limited liability company, an unlimited liability company, a joint venture, a trade or business, an unincorporated organization or other entity, or a government or any agency or political subdivision thereof or any other entity of whatever nature.

     "PPSA" means, unless otherwise provided in this Agreement, the Personal
      ----
Property Security Act (Ontario), or, where the context requires, the legislation of other provinces or territories in Canada relating to security in personal property generally, including accounts receivable, as adopted by and in effect from time to time in such provinces or territories in Canada, as applicable.

     "Prime Rate" shall mean a fluctuating interest rate per annum (calculated
      ----------
on the basis of actual days elapsed over a 365 or 366 day year, as applicable) as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by the Lender from time to time as its reference rate then in effect for determining interest rates for commercial loans in CAN Dollars made by the Lender in Canada, such rate to change when and as such announced rate changes.

     "Prior Agreement" shall mean the Credit Agreement dated April 10, 1997
      ---------------
among the the Guarantors, the Borrower, XENO Verwaltungsesellschaft mbH, the Lenders party thereto, Paribas, Zweigniederlassung, as Fronting Bank, and Fleet National Bank, Paribas, Paribas Bank of Canada, Bank of America N.A. and Bank of America Canada, as Co-Agents, as amended and in effect.

     "Regulation D" shall mean Regulation D of the Board as from time to time in
      ------------
effect and any successor to all or a portion thereof establishing reserve requirements.

     "Revolving Loan(s)" shall have the meaning set forth in (S)2.1 hereof and
      -----------------
shall include, without limitation, Bankers' Acceptance Advances.

     "Solvent" and "Solvency" shall mean, with respect to any Person on a
      -------       --------
particular date, that on such date, (a) the fair salable value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; and (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "Subsidiary" of any Person shall mean (a) any corporation of which more
      ----------
than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%).

     "Supporting Letter of Credit" shall mean a Letter of Credit issued for the
      ---------------------------
benefit of the Lender by Fleet at the request of the Parent under the Fleet Credit Agreement in an amount equal to $65,000,000 and provided to the Lender as collateral for the Lender Debt, and all amendments, modifications, extensions and renewals thereof.

     "Tax Credit" shall have the meaning set forth in (S)2.16(e) hereof.
      ----------

     "Total Borrowings" of a Person at any time shall mean the aggregate
      ----------------
Indebtedness for Borrowed Money of such Person and its Subsidiaries at such time.

     "Written Notice" and "in writing" shall mean any form of written
      --------------
communication or a communication by means of electronic mail, telecopier device, telegraph or cable.

1.2. Terms Defined in the PPSA.  Each term defined in the PPSA and used herein
     -------------------------
shall have the meaning given therein unless otherwise defined herein.

1.3. Computation of Time Periods.  In this Agreement in the computation of
     ---------------------------
periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each shall mean "to but excluding."

1.4. Accounting Terms.  (a)  All accounting terms not specifically defined
     ----------------
herein shall be construed, as to a specific Person, in accordance with GAAP. As used in this Agreement, GAAP shall mean generally accepted accounting principles in the United States, Canada or such other jurisdiction which is applicable to such Person, as the case may be, consistent with those applied in the preparation of the financial statements of such Person, respectively.

          (b) If any changes in accounting principles from those used in the preparation of the financial statements referred to in (S)5.6(a) hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants, or any other similar applicable board (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating a Credit Party's financial condition and results of operations shall be the same after such changes as if such changes had not been made. Except for changes in accounting principles that are required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants, or any other similar applicable board (or successors thereto or agencies with similar functions), no Credit Party shall adopt any material change in accounting principles from those used in the preparation of the financial statements referred to in (S) 5.6(a) hereof without the prior written consent of the Lender.

1.5. Other Provisions Regarding Definitions. (a) The words "hereof," "herein"
     --------------------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (a) The terms defined in this Section 1, unless the context requires otherwise, will have the meanings applied to them in this Section 1, references to an "Exhibit," "exhibit," "Schedule" or "schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement and references to a "section" or "Section" are, unless otherwise specified, to one of the sections of this Agreement.

          (b) References to the "date hereof" and the like shall mean and refer to December 17, 2001.

          (c)  The term "or" is not exclusive.

          (d) References to the Parent and its Subsidiaries shall mean the Parent and its Subsidiaries on a consolidated basis unless otherwise specified and references to the Borrower and its Subsidiaries shall mean the Borrower and its Subsidiaries on a consolidated basis unless otherwise specified.

          (e) The words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of the foregoing words.

          (f) Unless otherwise indicated, references to statutory provisions shall be construed as references to those provisions as from time to time replaced, amended or re-enacted and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

          (g)  Interest Calculations and Payments.  Unless otherwise stated,
               ----------------------------------
wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

          (h)  Interest Act (Canada).  For the purposes of the Interest Act
               ---------------------
(Canada) and disclosure thereunder, whenever interest to be paid hereunder by the Borrower is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

      SECTION 2.  REVOLVING LOANS

2.1.  Revolving Loans.  Subject to and upon the terms and conditions herein set
      ---------------
forth, at any time or from time to time on or after the Closing Date and before the Maturity Date, the Lender agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow upon notice by the Borrower to the Lender given in accordance with (S)2.5, such sums in Dollars and/or at the Borrower's option from time to time in CAN Dollars, as are requested by an Authorized Representative of the Borrower (each such borrowing, a "Revolving Loan"), provided that the sum of the outstanding amount of all Revolving Loans (after
-------------
giving effect to all amounts requested) and Letter of Credit Usage then outstanding shall not at any time exceed the Commitment, and provided further
                                                             --------
that the sum of the outstanding amount of all Revolving Loans (after giving effect to all amounts requested) and Letter of Credit Usage then outstanding, and all accrued and unpaid interest and fees shall not at any time exceed the maximum amount then available to be drawn under the Supporting Letter of Credit. Each request for a Revolving Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)8 and (S)9, in the case of the initial Revolving Loan, and (S)9, in the case of all other Revolving Loans, have been satisfied on the date of such request.

2.2.  Reserved.


2.3.  Minimum Advances.  Subject to any limitations contained herein with
      ----------------
respect to the minimum amount of any LIBOR Advance, each Revolving Loan shall be in an amount equal to CD$500,000 (the "Minimum Loan Amount") or an integral multiple of CD$100,000 in excess thereof. Each Revolving Loan shall be made on the date specified in the Written Notice or telephone notice confirmed in writing as described in (S)2.5 hereof; provided, however, that if the Borrower shall be deemed to request a Revolving Loan under (S)3.2 hereof, no notice of a borrowing shall be necessary and such Revolving Loan shall be in an amount equal to the reimbursement obligation of the Borrower for the drawing made under the Letter of Credit for which such Revolving Loan is deemed requested.

2.4.  Reserved.

2.5.  Notice of Borrowing; Borrower's Certificate.

          (a) Except as provided in (S)3.2 hereof, whenever the Borrower desires to make a borrowing of a Revolving Loan, the Authorized Representative of the Borrower shall give the Lender, at its address set forth in (S)12.4 hereof, not later than 12:00 noon (Local Time), at least three (or, in the case of a Revolving Loan which shall be a Base Rate Advance, one) Business Days' prior Written Notice or telephonic notice from an Authorized Representative confirmed promptly in writing (which notice shall be irrevocable) of its desire to make a borrowing of a Revolving Loan. Each notice of borrowing under this
(S)2.5 shall be substantially in the form of Exhibit 2.5(a) hereto (each a "Borrower's Certificate") and specify the date on which the Borrower desires to make a borrowing of a Revolving Loan (which in each instance shall be a Business
Day), the amount of such borrowing (stated in either US Dollars or CAN Dollars, provided that all Bankers' Acceptance Advances shall be only in CAN Dollars),
-------------
whether such borrowing shall be a Base Rate Advance (and if so, the interest rate for such borrowing will be calculated by reference to the Base Rate if such borrowing is in Dollars or the Prime Rate if such borrowing is in CAN Dollars), a LIBOR Advance, or a Bankers' Acceptance Advance or a combination thereof, and in the case of the selection of a LIBOR Advance or a Bankers' Acceptance Advance, the proposed Interest Period therefor. If such notice shall be with respect to a borrowing of a LIBOR Advance or Bankers' Acceptance Advance but fails to state an applicable Interest Period therefor, then such notice shall be deemed to be a request for a one-month Interest Period. If (x) the Borrower shall fail to state in any such notice whether such Loan shall be a Base Rate Advance, a LIBOR Advance, or a Bankers' Acceptance Advance, or (y) the Borrower shall be deemed to have made a borrowing of a Revolving Loan pursuant to (S)3.2 hereof, then the Borrower shall be deemed to have selected a Base Rate Advance in CAN Dollars with interest to be calculated based on the Prime Rate. Subject to the other provisions of this Agreement, Base Rate Advances, LIBOR Advances, and Bankers' Acceptance Advances of more than one type may be outstanding at the same time; provided, however, that LIBOR Advances shall be available for election by the Borrower only for (i) Revolving Loans of $500,000 or any integral multiple of $100,000 in excess of $500,000, and (ii) one, two, three and six month (or, to the extent available, such other periods not exceeding six months) Interest Periods; and provided further that no more than ten (10) Interest Periods in the aggregate for Revolving Loans which are LIBOR Advances and Bankers' Acceptance Advances may be outstanding at any one time.

          (b) The Borrower shall not be permitted to select a borrowing of a LIBOR Advance or Bankers' Acceptance Advance in the Borrower's Certificate (x) to the extent such selection would be prohibited by (S)2.19 or 2.20 hereof, or
(y) if a Default or an Event of Default shall be in existence as of the date of selection of the applicable Interest Period, or (z) if the Interest Period in respect thereof ends on a date after the Maturity Date.

          (c) Except for Revolving Loans made pursuant to (S)3.2 hereof (which Revolving Loans shall be applied to the reimbursement of drawings under the Letter of Credit for which such Revolving Loan was made in accordance with such
(S)3.2 hereof) and except as provided in (S)2.5(d) hereof, subject to satisfaction of all applicable conditions precedent, proceeds of each Revolving Loan shall be made available to the Borrower by the Lender at the offices of the Lender as set forth below or such other office as the Lender may from time to time direct in writing (each, a "Payment Office") (or otherwise as the Borrower may from time to time specify in writing to the Lender).

          (d) To the extent that the Borrower requests a Bankers' Acceptance Advance, the Lender shall purchase the Bankers' Acceptance to be accepted by it for a price equal to the Discounted Proceeds. The Lender may, at any time, hold, sell, rediscount or otherwise dispose of any Bankers' Acceptance purchased by it. The Lender shall make the Discount Proceeds of each Bankers' Acceptance accepted by it (net of the Acceptance Fee) available to the Borrower at the Payment Office (or otherwise as the Borrower may from time to time specify in writing to the Lender).

2.6.  Reserved.

2.7. Termination and Reduction of Revolving Credit Facility Commitments. (a) On the Maturity Date, the Commitment shall be cancelled. Upon such cancellation, the Revolving Loans (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder. In addition, on the Maturity Date, any outstanding Letters of Credit shall be cancelled or terminated (or cash collateral satisfactory to the Lender equal to the undrawn amount under all outstanding Letters of Credit provided to the Issuing Lender) and any unreimbursed drawings under such Letters of Credit shall be paid in full.

          (b) The Borrower shall have the right at any time and from time to time upon one (1) Business Day's prior written notice to the Lender to reduce by an amount of $10,000,000, or an integral multiple of $1,000,000 in excess thereof, or terminate entirely the unborrowed portion of the Commitment, whereupon the Commitment shall be reduced or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Lender, the full amount of any Facility Fee then accrued with respect to the reduced amount and the Supporting Letter of Credit shall be reduced to the amount of the Commitment after giving effect to such reduction. No reduction or termination of the Commitment may be reinstated.

2.8.  Evidence of Indebtedness.  The Lender shall open and maintain, in
      ------------------------
accordance with its usual practice, books of account evidencing all Revolving Loans and all other amounts owing by the Borrower to the Lender hereunder. The Lender shall also enter in the foregoing accounts details of every Letter of Credit issued for the account of the Borrower and the Lender shall enter in the foregoing accounts details of every date of borrowing in respect of each Revolving Loan and all amounts from time to time owing or paid by the Borrower to the Lender on its own behalf or on behalf of the Lender hereunder, the amount of principal, interest and fees payable from time to time hereunder and the unused portion of the Lender's Commitment available to be drawn down by the Borrower or in respect of which Revolving Loans may be made in connection with the reimbursement of the Lender pursuant to calls on a Letter of Credit. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of the Borrower to the Lender hereunder, the date the Lender made each Revolving Loan available to the Borrower, the date the Lender issued or was called to honour a Letter of Credit and the amounts the Borrower has paid from time to time on account of the principal of and interest on the Revolving Loans and the fees payable by the Borrower.

2.9.  Facility Fee.    The Borrower shall pay to the Lender a facility fee (the
      ------------
"Facility Fee") which shall accrue from and after the Closing Date until the date of the expiration, termination or cancellation of the Commitment, payable quarterly in arrears beginning on December 31, 2001, and on the same day of every third month thereafter (and on the date of maturity or earlier expiration, termination or cancellation of the Commitment). The Facility Fee shall be in an amount equal to the Applicable Margin for Facility Fees multiplied by the average daily amount during the immediately preceding quarter, or portion thereof, of the Commitment.

2.10. Interest.

               (a)  Establishment of Rates. The Revolving Loans shall bear
                    ----------------------
interest as follows (i) Revolving Loans made in CAN Dollars, shall bear interest based upon the Prime Rate, or at the Bankers' Acceptance Rate and shall be payable in CAN Dollars, or (ii) Revolving Loans made in Dollars, shall bear interest based upon the Base Rate or the LIBOR Rate and shall be payable in Dollars, in each case as selected by the Borrower in accordance with the provisions of (S)2.5 hereof.

               (b)  Interest on LIBOR Advances.  The Borrower shall pay interest
                    --------------------------
on all LIBOR Advances at the aggregate of the LIBOR Rate, for the Interest Period in effect, plus the Applicable Margin for LIBOR Advances. The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance made to it outstanding from time to time (i) on each Interest Payment Date with respect to such LIBOR Advance with an Interest Period that does not exceed three months,
(ii) at the end of every three months from the commencement of the applicable Interest Period with respect to such LIBOR Advance with an Interest Period longer than three months, (iii) at the date of conversion of such LIBOR Advance (or portion thereof) to a Base Rate Advance or Bankers' Acceptance Advance, (iv) at maturity of each such LIBOR Advance, and (v) after maturity of such LIBOR Advance (whether by acceleration or otherwise) upon demand.

               (c)  Interest on Base Rate Advances.  The Borrower shall pay
                    ------------------------------
interest on all Base Rate Advances at the aggregate of the Prime Rate or the Base Rate, as applicable, in effect from time to time, plus the Applicable Margin for Base Rate Advances. Interest on Base Rate Advances shall be payable quarterly in arrears on the first day of each February, May, August and November of each calendar year commencing February 1, 2002, upon conversion thereof to a LIBOR Advance or Bankers' Acceptance Advance and at maturity (whether by acceleration or otherwise) and thereafter on demand.

               (d)  Acceptance Fees.  The Borrower shall pay the Lender
                    ---------------
forthwith upon the issuance of each Bankers' Acceptance the Acceptance Fee for such Bankers' Acceptance.

               (e)  Default Interest.  Notwithstanding anything to the contrary
                    ----------------
contained herein, while any Event of Default is continuing, interest on the Lender Debt due and owing shall be payable on demand at a rate per annum equal to two percentage points (2%) in excess of the rate then otherwise applicable hereunder thereto.

               (f)  LIBOR Rate Determination.  The Lender, upon determining the
                    ------------------------
LIBOR Rate for any Interest Period, shall promptly notify by telephone (confirmed promptly in writing) or in writing the Borrower of such rates. Such determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

               (g)  Changes in Prime Rate or Base Rate.  After each change in
                    ----------------------------------
the Prime Rate or Base Rate, as applicable,, the Lender shall promptly notify the Borrower by telephone (confirmed promptly in writing) or in writing of the date of such change and the new Prime Rate or Base Rate; provided, however, that the failure of the Lender to so notify the Borrower shall not affect the effectiveness of such change.

               (h)  Computation of Interest.  Interest on the Revolving Loans,
                    -----------------------
Acceptance Fees and other fees and amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a (x) 360-day year for LIBOR Advances, (y) 365-day (or, if applicable, 366-day) year for Base Rate Advances, and (z) 365-day year for Bankers' Acceptance Advances, and for fees and other amounts due hereunder. Any rate of interest on the Revolving Loans which is computed on the basis of the Prime Rate or Base Rate shall change when and as the Prime Rate or Base Rate changes. If any payment hereunder becomes due on a day which is not a Business day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

2.11.  Conversion of Borrowings; Renewals and Re-Issuances. (a) Unless otherwise
       ---------------------------------------------------
prohibited under (S)2.19 or (S)2.20 hereof, the Borrower may, from time to time following the Closing Date and prior to the Maturity Date, convert (i) all or a portion of its outstanding Base Rate Advances to one or more LIBOR Advances in aggregate amounts of $500,000 or any integral multiple of $100,000 in excess of $500,000 or Bankers' Acceptance Advances in aggregate amounts of CD$500,000 or any integral multiple of CD$100,000 in excess of CD$500,000, or (ii) all or a portion of its outstanding LIBOR Advances to one or more Base Rate Advances or Bankers' Acceptance Advances, so long as the aggregate principal balance of the portion of the LIBOR Advances made to the Borrower not being converted, if any, is $500,000 or an integral multiple of $100,000 in excess of $500,000, or (iii) all or a portion of the outstanding Bankers' Acceptance Advances to one or more LIBOR Advances or Base Rate Advances in aggregate amounts of $500,000 or any integral multiple of $100,000 in excess of $500,000; provided, however, that the Borrower shall not be entitled to convert any Base Rate Advance, or portion thereof, to a LIBOR Advance, or Bankers' Acceptance Advance or any LIBOR Advance, or portion thereof, to a Base Rate Advance or Bankers' Acceptance Advance, or any Bankers' Acceptance Advance, or portion thereof, to a Base Rate Advance or LIBOR Advance, unless all accrued interest on the Base Rate Advance, or portion thereof, or LIBOR Advance or portion thereof, as the case may be, to be converted through the date of such conversion shall have been paid in full; and provided further that no more than ten Interest Periods in the aggregate for Revolving Loans which are LIBOR Advances and Bankers' Acceptance Advances may be outstanding at any one time. Each conversion by the Borrower of any Loan or portion thereof (other than a conversion pursuant to (S)2.19 or (S)2.20 hereof) shall be made not later than 2:00 p.m. (Local Time) on a Business Day on at least three Business Days' prior Written Notice or telephonic notice from an Authorized Representative confirmed promptly in writing to the Lender from the Borrower. Each such notice (which notice shall be irrevocable) shall specify (i) the date of the conversion and the amount to be converted, (ii) the particular Revolving Loan, or portion thereof, to be converted, and (iii) in the case of conversion of any Revolving Loan to a LIBOR Advance or Bankers' Acceptance Advance, the duration of the Interest Period for such LIBOR Advance or Bankers' Acceptance Advance. Notwithstanding the above, the Borrower shall not be permitted to convert any Revolving Loan, or portion thereof, to a LIBOR Advance or a Bankers' Acceptance Advance if a Default or Event of Default shall have occurred and be continuing. Except as provided in (S)2.19 or (S)2.20, any conversion of a LIBOR Advance or Bankers' Acceptance Advance, or portion thereof, to a Base Rate Advance or a Revolving Loan of any other type shall be made only on the last day of the Interest Period with respect to such LIBOR Advance or Bankers' Acceptance Advance.

          (b) Each renewal by the Borrower of an outstanding LIBOR Advance or portion thereof (in an amount of $500,000 or integral multiple of $100,000 in excess of $500,000) or of an outstanding Bankers' Acceptance Advance or portion thereof (in an amount of CD$500,000 or integral multiple of CD$100,000 in excess of CD$500,000) shall be made on notice to the Lender given not later than 2:00 p.m. (Local Time) on the third Business Day prior to the last day of the Interest Period just ending for such LIBOR Advance or Bankers' Acceptance Advance. Each notice (which notice shall be irrevocable) by the Borrower of the renewal of a LIBOR Advance or Bankers' Acceptance Advance or portion thereof, shall be in writing or by telephone form an Authorized Representative of the Borrower confirmed promptly in writing and shall specify (i) the amount of such renewal of the LIBOR Advance or Bankers' Acceptance Advance or portion thereof and (ii) the duration of the Interest Period for such renewal; provided, however, that if the Borrower fails to select the duration of any Interest Period for the renewal of such LIBOR Advance or Bankers' Acceptance Advance or portion thereof, the duration of such Interest Period shall be one month. Notwithstanding the above, the Borrower shall not be entitled to renew a LIBOR Advance or Bankers' Acceptance Advance or portion thereof, (i) if at any time of the selection of such renewal there shall exist a Default or an Event of Default, or (ii) to the extent such renewal would be prohibited by (S)(S)2.19 or 2.20 hereof.

          (c) Any LIBOR Advance or Bankers' Acceptance Advance, or portion thereof as to which the Lender shall not have received a proper notice of conversion or renewal as provided in (S)2.11(a) or 2.11(b) hereof or notice of payment or prepayment by 2:00 p.m. (Local Time) at least three Business Days prior to the last day of the Interest Period just ending for such LIBOR Advance or Bankers' Acceptance Advance shall (whether or not any Default or Event of Default has occurred) automatically be converted to a Base Rate Advance (with interest calculated based on the Prime Rate) on the last day of the Interest Period for such LIBOR Advance or Bankers' Acceptance Advance.

          (d) In case of a conversion of a Revolving Loan of a different type into a Bankers' Acceptance, in order to satisfy the continuing liability of the Borrower to the Lender for the amount of the converted Revolving Loan, the Borrower shall on the date of conversion pay to the Lender (i) the difference between the principal amount of the Revolving Loan so converted and the Discount Proceeds from the Bankers' Acceptance, and (ii) the Acceptance Fee in respect of the Bankers' Acceptance.

          (e) In case of a re-issuance of a Bankers' Acceptance in order to satisfy the continuing liability of the Borrower to the Lender for the face amount of the maturing Bankers' Acceptance, the Borrower shall on the maturity date of maturing Bankers' Acceptance pay to the Lender (i) the difference between the face amount of the maturing Bankers' Acceptance and the Discount Proceeds from the new Bankers' Acceptance, and (ii) the Acceptance Fee in respect of the new Bankers' Acceptance.

2.12.  Mandatory Payments.

          (a) If (i) at the end of any calendar month the Dollar Equivalent of the sum of the then aggregate outstanding principal amount of the Revolving Loans plus the Letter of Credit Usage at such time shall exceed the Commitment at such time (whether as a result of fluctuations in conversion rates or otherwise), or (ii) at any time, the Dollar Equivalent of the sum of the then aggregate outstanding principal amount of the Revolving Loans plus the Letter of Credit Usage at such time shall exceed the Commitment at such time by more than $100,000 (whether a result of fluctuations in conversion rates or otherwise), or
(iii) at any time, the Dollar Equivalent of the sum of the then aggregate outstanding principal amount of the Revolving Loans plus the Letter of Credit Usage, plus accrued and unpaid interest and fees thereon at such time shall exceed the maximum amount the available to be drawn under the Supporting Letter of Credit (whether a result of fluctuations in conversion rates or otherwise), the Borrower shall promptly (and in no event later than three Business Days) eliminate such excess by paying an amount equal to such excess until the sooner to occur of (x) the elimination in full of such excess, and (y) the Revolving Loans are paid in full and, to the extent then necessary to eliminate any remaining excess after payment in full of the Revolving Loans, by providing cash collateral satisfactory to the Lender in an amount equal to the remaining excess for any outstanding Letters of Credit issued pursuant to (S)3.1 hereof, until there shall have been provided cash collateral equal to the undrawn amount of all Letters of Credit issued pursuant to (S)3.1 hereof.

          (b) All prepayments under this (S)2.12 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, provided, that all such payments shall be subject to payment of any applicable indemnity obligations pursuant to (S)2.21 hereto.

          (c) The Borrower shall pay to the Lender on the last day of the Interest Period of each Bankers' Acceptance an amount equal to the face amount of such maturing Bankers' Acceptance. In the event that the Borrower fails to deliver a notice of borrowing in accordance with (S)2.5 or a conversion notice in accordance with (S)2.11, and fails to make payment to the Lender in respect of the maturing Bankers' Acceptance, the face amount of the maturing Bankers' Acceptance shall be deemed converted to a Base Rate Advance (bearing interest based on the Prime Rate) on the relevant maturity date.

          (d) Notwithstanding anything contained in this (S)2.12, the Lender shall not, to the extent requested in writing by the Borrower, apply any mandatory prepayment under such section to any portion of the Revolving Loan which constitutes a LIBOR Advance or a Bankers' Acceptance Advance until the last day of the Interest Period therefor or the earlier maturity of such portion of such Revolving Loan by acceleration or otherwise, such mandatory prepayment, until it can be so applied, to be applied to the prepayment of such portion of the Revolving Loan, as the case may be, comprising Base Rate Advances. If there shall remain any portion of such mandatory prepayment after payment in full of such portion of the Revolving Loan constituting Base Rate Advances, then until any remaining portion of the mandatory prepayment can be applied to the LIBOR Advances or Bankers' Acceptance Advances, as aforesaid, such remaining portion of such mandatory prepayment shall be invested and reinvested by and in the name of the Lender in investments of the type permitted under (S)7.3(b) hereof with the type and maturity of such investments to be mutually agreed to by the Lender and the Borrower. All interest earned on such investments shall be for the account and risk of the Borrower. Interest earned on any portion of principal applied to a LIBOR Advance or Bankers' Acceptance Advance shall be, so long as no Default or Event of Default shall have occurred and be continuing, and to the extent received by the Lender, turned over to the Borrower promptly following application of such principal to such LIBOR Advance and Bankers' Advances. As collateral security for the Lender Debt, the Borrower hereby grants to the Lender a security interest in (x) any such mandatory prepayments and any investments thereof, including, without limitation, any certificates or instruments evidencing any such investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and choses in action in respect of the foregoing. To the extent the Lender make any such investments, the Borrower hereby authorizes the Lender to hold any certificate or instrument evidencing such investments.

2.13.  Optional Prepayments. (a) Upon not less than three Business Days' prior
       --------------------
Written Notice to the Lender with respect to Revolving Loans constituting LIBOR Advances or Bankers' Acceptance Advances and not less than one Business Day's prior Written Notice to the Lender with respect to Revolving Loans constituting Base Rate Advances, each Borrower shall have the right from time to time to prepay in part, without premium, fee or charge (except as provided in (S)2.21 hereof) any Revolving Loans, so long as each such prepayment is in the amount of $500,000 or an integral multiple of $250,000 in excess thereof (or if the Revolving Loan is made in CAN Dollars, in the amount of CD$500,000 or an integral multiple of CD$250,000 in excess thereof), or, if less, the then aggregate outstanding principal balance of the Revolving Loans to such Borrower, and so long as, concurrently with the making of any such prepayment, the Borrower pay any fees, premiums, charges or costs provided for under (S)2.21 hereof.

          (b) Upon the giving of notice of prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for under (S)2.21 hereof.

2.14.  Completion of Forms and Issue of Bankers' Acceptance. The Borrower hereby
       ----------------------------------------------------
irrevocably appoints the Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, any Bankers' Acceptance instrument necessary to enable the Lender to make drawings in the manner set forth herein. All Bankers' Acceptances signed or endorsed on the Borrower's behalf by the Lender shall be binding on the Borrower, all as if duly signed or endorsed and duly issued by proper signing officers of the Borrower. Furthermore, the Lender is hereby irrevocably appointed the Borrower's attorney with power and authority to make necessary arrangements for the negotiation, sale and delivery on the money market, in accordance with normal market practice, of Bankers' Acceptances accepted by the Lender. The Lender shall not be liable for any damage, loss or other claim arising by reason of the exercising by the Lender of such appointment as the Borrower's attorney, except with respect to the gross negligence or wilful misconduct of the Lender.

2.15.  Certain Waivers Regarding Bankers' Acceptances.

          (a) The Borrower shall not claim from the Lender any days of grace for the payment at maturity of any Bankers' Acceptance presented to and accepted pursuant to this Agreement. The Borrower further waives any defense to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by the Lender in its own right at the maturity thereof.

          (b) The obligation of the Borrower with respect to any Bankers' Acceptance shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement, any of the Loan Documents, or of any draft issued by the Borrower and accepted by the Lender; or

               (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, the Lender or any other Person, whether in connection with this Agreement or otherwise.

2.16.  Procedures for Payment. (a) Each payment or prepayment hereunder or in
       ----------------------
connection with any Letter of Credit shall be made not later than 11:00 a.m. (Local Time) on the day when due in Dollars or CAN Dollars (in whichever currency the applicable Revolving Loan was made or the Letter of Credit denominated) to the Lender at the Payment Office in immediately available funds, without counterclaim, offset, claim or recoupment of any kind. Each payment or prepayment hereunder or in connection with any Letter of Credit shall be made without setoff or counterclaim and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Body thereof or therein unless required by law. If any such taxes, duties or charges, except for Excluded Taxes, are required by law to be deducted or withheld on any payment or prepayment to the Lender, the Credit Parties will make additional payments ("Gross Up Payments") in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction for or on account of all such taxes, duties or charges, including any withholding or any deductions applicable to additional sums payable under this
(S)2.16, will be equal to the amount provided for herein if no deduction or withholding had been made. Whenever any such taxes, duties or charges are payable by, or any withholding or deductions in respect of taxes are required to be made by, the Credit Parties with respect to any payments or prepayments hereunder, the Credit Parties shall account for such taxes, duties or charges, or make such required deductions or withholding and pay the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Law and shall furnish promptly to the Lender information, including certified copies of official receipts evidencing payment of any such taxes, duties or charges so accounted for, withheld or deducted. If the Credit Parties fail to pay any such taxes, duties or charges when due to the appropriate taxing authority or fail to remit to the Lender the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the Credit Parties shall indemnify the Lender for any incremental taxes, duties, charges, interest or penalties that may become payable by the Lender as a result of any such failure.

          (b) The Lender hereby represents and warrants that it is a resident of Canada for purposes of the Income Tax Act (Canada) and that it is beneficially entitled to the principal, interest and fees payable to it under the Loan Documents. Each Person that becomes a Lender after the Closing Date by assignment, promptly upon such assignment, shall deliver to the Borrower a certificate as to whether such Person is a resident of Canada for purposes of the Income Tax Act (Canada). If the Lender is not a resident of Canada for purposes of the Income Tax Act (Canada) or a branch or office of a financial institution that is named on Schedule III to the Bank Act (Canada) and through which an "authorized foreign bank" carries on a "Canadian banking business" (as such terms are defined in the Income Tax Act (Canada), such Person shall not be entitled to payments under this (S)2.16 with respect to taxes imposed under
Part XIII of the Income Tax Act (Canada).

          (c) Notwithstanding anything to the contrary contained in this Agreement, the Borrower agrees to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise, goods and services, or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributed to any payment made hereunder, or from the execution, delivery of, or otherwise with respect to, this Agreement and any and all recording fees relating to any Loan Documents securing the Lender Debt ("Other Taxes").

          (d) The Borrower shall indemnify the Lender for the full amount of any taxes, duties or charges, including, without limitation, any taxes other than Excluded Taxes, Other Taxes imposed by any jurisdiction on amounts payable under this (S)2.16 and any withholding tax under Part XIII of the Income Tax Act (Canada) duly paid or payable by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date the Lender makes written demand therefor.

          (e) If, following payment by the Borrower of a Gross Up Payment to the Lender, the Lender obtains a refund of tax or credit against tax (a "Tax Credit") which is attributable to the Gross Up Payment, upon receipt of the benefit of such Tax Credit, the Lender shall promptly reimburse the Borrower such amount of the Tax Credit as the Lender shall have concluded, acting reasonably, to be the after-tax value to it of the Tax Credit attributable to the relevant deduction or withholding (but only to the extent it is able to do so without prejudice to the retention of the Tax Credit). If the relevant Tax Credit is subsequently reassessed and reduced, disallowed or canceled, the Borrower shall reimburse to the Lender the amount paid to the Borrower pursuant to this (S)2.16(e) (or, if less, the amount of such reduction) promptly on receipt of notice from the Lender of such disallowance or cancellation. Nothing contained herein shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it thinks fit or require the Lender to disclose to the Borrower any information regarding its tax affairs or tax calculations.

          (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this (S)2.16 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder and the termination of this Agreement and the other Loan Documents indefinitely.

2.17.  Other Fees. The Borrower shall pay the Lender such closing and other fees
       ----------
as the Borrower and the Lender may agree from time to time.

2.18.  Increased Costs. In the event of any change in conditions or any Change
       ---------------
of Law which: (i) subjects the Lender or any branch or Affiliate of the Lender to any tax, duty or other charge with respect to such share of any Revolving Loans (other than Excluded Taxes); or (ii) changes the basis of taxation of payments to the Lender or any branch or Affiliate of the Lender of principal of and/or interest on the Revolving Loans and/or other fees and amounts payable hereunder with respect thereto (other than Excluded Taxes); or (iii) imposes, modifies or deems applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or Revolving Loans or commitments by, an office of the Lender or any branch or Affiliate of the Lender; or (iv) imposes upon the Lender or any branch or Affiliate of the Lender any other condition with respect to the Revolving Loans or this Agreement; and the result of any of the foregoing is to increase the actual cost by an amount the Lender deems to be material to the Lender or any branch or Affiliate of the Lender of making, funding or maintaining the Revolving Loans hereunder, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by the Lender or any branch or Affiliate of the Lender, or to require the Lender or any branch of Affiliate of the Lender to make any payment, in each case by or in an amount which the Lender in its sole judgment deems material, then and in any such case: (1) the Lender shall promptly notify the Borrower in writing of the happening of such event; (2) the Lender shall promptly deliver to the Borrower a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on the Lender or branch or Affiliate of the Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and (3) the Borrower shall pay to the Lender, on demand, such an amount or amounts as will compensate the Lender or its branch or Affiliate for such additional cost, reduction or payment. The certificate of the Lender as to the additional amounts payable pursuant to this
(S)2.18 delivered to the Borrower shall in the absence of manifest error be conclusive of the amount thereof. The Lender agrees to use reasonable efforts to avoid or minimize the payment by the Borrower of any additional amounts under this (S)2.18, including, without limitation, by the designation of another branch or Affiliate of the Lender from which the Lender could make the Revolving Loans so long as such designation is not disadvantageous to the Lender as reasonably determined by the Lender. The protection of this (S)2.18 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

2.19.  Change of Law Rendering LIBOR Advances Unlawful. (a) Notwithstanding
       -----------------------------------------------
anything to the contrary herein contained, in the event that any Change of Law makes it unlawful for the Lender to fund any portion of a LIBOR Advance or to give effect to its obligations as contemplated hereby with respect to LIBOR Advances, the Lender shall, upon the happening of such event, notify the Borrower thereof in writing stating the reason therefor, and the obligation of the Lender to allow conversion to or selection or renewal with respect to any LIBOR Advance by the Borrower shall, upon the happening of such event, forthwith be suspended for the duration of such illegality and during such illegality the Lender shall fund all Revolving Loans as Base Rate Advances and there shall be no renewal of, or conversion to, any LIBOR Advance. If and when such illegality ceases to exist, such suspension shall cease and the Lender shall similarly notify the Borrower.

          (b) Notwithstanding anything to the contrary contained herein, in the event that any Change of Law shall make it commercially impracticable or unlawful for the Lender to continue in effect the funding of any portion of a LIBOR Advance previously made by it hereunder and then outstanding, the Lender shall, upon the happening of such event, notify the Borrower thereof in writing stating the reasons therefor, and the LIBOR Advance shall automatically be converted to a Base Rate Advance (bearing interest calculated on the basis of the Base Rate). The Borrower shall pay to the Lender accrued interest owing on such converted portion of such LIBOR Advance through the date of conversion, together with any amounts payable under (S)2.21 hereof with respect to such prepayment. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a LIBOR Advance or for conversion to or renewal of a LIBOR Advance shall be deemed a request by the Borrower for a Base Rate Advance. If and when such impracticability or illegality ceases to exist, such suspension shall cease and the Lender shall similarly notify the Borrower.

2.20.  LIBOR Availability; Bankers' Acceptance Availability. (a) In the event,
       ----------------------------------------------------
and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Advance, the Lender shall have determined in good faith (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower) that Dollar deposits in the amount of the principal amount of such LIBOR Advance are not generally available in the London (England, U.K.) interbank market, or that the rate at which such Dollar deposits are being offered will not accurately reflect the cost to the Lender of making or funding the principal amount of their portions of such LIBOR Advance during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Borrower and any request by the Borrower for a LIBOR Advance pursuant to (S)2.5 hereof or for conversion to or renewal of a LIBOR Advance pursuant to (S)2.11 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Lender to the Borrower), be deemed a request by the Borrower for the making of or conversion to a Base Rate Advance.

          (b) If, at any time, the Lender shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower) that any contingency has occurred which adversely affects the London (England, U.K.) interbank market or that any Change of Law or other circumstances affecting the Lender, in the London (England, U.K.) interbank market makes the funding of any portion of a LIBOR Advance impracticable, the Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Borrower and any request by the Borrower for a LIBOR Advance pursuant to (S)2.5 hereof or for conversion to or renewal of a LIBOR Advance pursuant to (S)2.11 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Lender to the Borrower), be deemed a request by the Borrower for the making of or conversion to a Base Rate Advance.

          (c) If, on the date of issuance of a Bankers' Acceptance, the Lender shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower) that due to the occurrence of any condition which adversely affects the money market or interbank market,
(i) adequate and fair means do not exist to ascertain the Discount Rate, or (ii) it is not feasible to make a Bankers' Acceptance Advance, or (iii) the Discount Rate is less than the actual cost to make and maintain a Bankers' Acceptance Advance, the Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Borrower and any request by the Borrower for a Bankers' Acceptance Advance pursuant to (S)2.5 hereof or for conversion to or renewal of a Bankers' Acceptance Advance pursuant to (S)2.11 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Lender to the Borrower), be deemed a request by the Borrower for the making of or conversion to a Base Rate Advance.

2.21.  Indemnities. The Borrower hereby agree to indemnify the Lender, on demand
       -----------
against any loss or expense which the Lender or its branch or Affiliate may sustain or incur as a consequence of: (i) any default in payment or prepayment of the principal amount of any LIBOR Advance or Bankers' Acceptance Advance made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise); (ii) the effect of the occurrence of any Event of Default upon any LIBOR Advance or Bankers' Acceptance Advance made to it; (iii) the payment or prepayment of the principal amount of any LIBOR Advance or Bankers' Acceptance Advance made to it or any portion thereof, pursuant to
Section 2 hereof, or otherwise, on any day other than the last day of an Interest Period or the payment of any interest on any LIBOR Advance or Bankers' Acceptance Advance made to it, or portion thereof, on a day other than an Interest Payment Date for such LIBOR Advance or Bankers' Acceptance Advance; or;
(iv) the failure by the Borrower to accept or make a borrowing of a LIBOR Advance or Bankers' Acceptance Advance or a conversion to or renewal of a LIBOR Advance or Bankers' Acceptance Advance after it has requested such borrowing, conversion or renewal; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such LIBOR Advance or Bankers' Acceptance Advance or any portion thereof. The Lender shall provide to the Borrower a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

2.22. Capital Adequacy.  If any Change of Law shall:  (i) impose upon, modify,
      ----------------
require, make or deem applicable to the Lender, or any of its Affiliates or branches, any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Commitment of the Lender or such Affiliates or branches; or (ii) impose any condition upon or cause in any manner the addition of, any supplement to or any increase of any kind to the capital or cost base of the Lender or such Affiliates or branches thereof, for extending or maintaining the Commitment of the Lender, which results in an increase in the capital requirement supporting such Commitment; or
(iii) impose upon, modify, require, make or deem applicable to the Lender or any such Affiliates or branches any capital requirement, increased capital requirement or similar requirement, and the result of any events referred to in clause (i), (ii) or (iii) above shall be to (A) increase the amount of capital required or expected to be required to be maintained by the Lender or any such Affiliate or branch and the Lender determines that the amount of such capital requirement is incurred by or based on such Commitment or other commitments of this type or (B) increase the costs or decrease the benefit in any way to the Lender, or any such Affiliate or branch, of extending or maintaining such Commitment or extending or maintaining the Revolving Loans; then and in such event the Borrower shall, on or prior to the tenth (10th) Business Day after the giving of Written Notice of such increased costs and/or decreased benefits to the Borrower by the Lender (or any such Affiliate or branch), pay to the Lender all such additional amounts which in the sole good faith calculation of the Lender are properly allocable to the Commitment of the Lender, and which: (1) in the case of events referred to in clause (i) above, shall be sufficient to compensate it for all such increased costs and/or decreased benefits; and/or (2) in the case of events referred to in clauses (ii) and (iii) above, shall be an amount equal to the reduction, as reasonably determined by the Lender, in the after-tax rate of return on the Lender's capital resulting from any such capital or increased capital or similar requirement (including, without limitation, any the Lender's or Lender's Affiliates' or branches' cost of taking action in anticipation of the effectiveness of any event described in clause (ii) or (iii) in order to enable the Lender, Affiliate or branch to be in compliance therewith upon such effectiveness), all as certified by the Lender in said Written Notice to the Borrower. Such certification shall be conclusive and binding on the Borrower absent manifest error.

2.23. Telephonic Notice.  Without in any way limiting the Borrower's obligation
      -----------------
to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Lender may act without liability upon the basis of a telephonic notice believed by the Lender in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.

2.24. Maximum Interest.  (a) No provision of this Agreement shall require the
      ----------------
payment to the Lender or permit the collection by the Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on the Lender (such maximum rate being the "Maximum Permissible Rate").

               (b) If the amount of interest computed without giving effect to this (S)2.24 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to the Lender on such date in respect of such period shall be computed at the Maximum Permissible Rate and the Lender shall, in consultation with the Borrower, determine the excess payments that are to be reduced or refunded, as the case may be.

               (c) If at any time and from time to time: (i) the amount of interest payable to the Lender on any interest payment date shall be computed at the Maximum Permissible Rate pursuant to the preceding subsection (b); and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Permissible Rate, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to the preceding subsection
(b).

     SECTION 3.    LETTERS OF CREDIT

3.1. Letters of Credit.  (a) The Borrower may request, subject to the terms and
     -----------------
conditions herein set forth, from time to time prior to the termination of the Commitment and upon five Business Days' Written Notice, that the Lender issue, and the Lender shall, subject to such conditions, issue (the Lender, upon issuance of a Letter of Credit, being an "Issuing Lender" in respect of such Letter of Credit) Letters of Credit denominated in Dollars or CAN Dollars; provided, however, that the aggregate undrawn amount of all Letters of Credit
-----------------------
issued for the account of the Borrower at any time outstanding, together with the amount of unreimbursed drawings thereunder, and the then aggregate unpaid principal amount of all Revolving Loans shall not exceed the Commitment; provided, further, that in no event shall the Issuing Lender issue any Letter
-----------------------
of Credit for the account of the Borrower if the original undrawn amount thereof, together with the aggregate undrawn and unreimbursed amounts of all other Letters of Credit issued for the account of the Borrower immediately prior to the time of such issuance, exceeds $5,000,000 or the Dollar Equivalent thereof; provided further that the sum of the outstanding amount of all
         ---------------------
Revolving Loans (after giving effect to all amounts requested) and Letter of Credit Usage then outstanding, and all accrued and unpaid interest and fees shall not at any time exceed the maximum amount then available to be drawn under the Supporting Letter of Credit.

          (b) Each Letter of Credit may be either a documentary Letter of Credit, a standby Letter of Credit or a bank guarantee and shall be in form, scope and substance satisfactory to the Issuing Lender, shall be issued pursuant to a Letter of Credit Agreement and shall expire no later than the earlier of
(i) one year after the date of its issuance, or (ii) thirty days prior to the Maturity Date.

3.2. Reimbursement for Drawings.  The Borrower shall reimburse the Issuing
     --------------------------
Lender for any draft or other legitimate claim paid under such Letter of Credit within one Business Day following the date of such payment. The Borrower shall, to the extent of availability under the Commitment, effect such payment with the proceeds of a Revolving Loan (which shall be entirely a Base Rate Advance) made to the Borrower in the amount of such payment (whether or not any request therefor has been made by the Borrower), which Revolving Loan shall at such time be made and applied to payment of reimbursement of such drawing without any notice by or consent of the Borrower (except that no such Revolving Loan shall be required to be made by the Lender to the extent prevented by Applicable Law or following any Event of Default of the type described in (S)11.1(f) or 11.1(g) hereof, in which case the Borrower shall nevertheless be obligated to make such payment), and shall be repayable, together with interest thereon, in accordance with the provisions of Section 2 hereof; provided, however, that no such
                                         -----------------
Revolving Loan shall be made if, after giving effect thereto, either (x) the aggregate unpaid principal amount of the Revolving Loans shall together with the then outstanding Letter of Credit Usage (after giving effect to the reimbursement of such Letter of Credit with the proceeds of such Revolving Loan) exceed the Commitment, or (y) the sum of the outstanding amount of all Revolving Loans and Letter of Credit Usage then outstanding, and all accrued and unpaid interest and fees exceeds the maximum amount then available to be drawn under the Supporting Letter of Credit. The Issuing Lender shall promptly notify the Borrower in writing or by telephone confirmed promptly in writing of any such drawing under a Letter of Credit and the making of such Revolving Loan.

3.3. Letter of Credit Fees.  In addition to any other amounts to which the
     ---------------------
Borrower and the Issuing Lender may have agreed in writing with respect to any Letter of Credit, the Borrower shall pay to the Lender in arrears, on the first day of each February, May, August and November of each year and on the date of the full drawing, cancellation, expiration or termination of such Letter of Credit, a fee on the average daily undrawn amount of such Letter of Credit, issued by the Issuing Lender for such calendar quarter or shorter period, at the then Applicable Margin for LIBOR Advances (in either instance, computed on the basis of the actual number of days elapsed over a year of 365/366 days). In addition, the Borrower shall pay to the Issuing Lender, in respect of each Letter of Credit issued by the Issuing Lender hereunder, (a) upon the issuance of any Letter of Credit, a fronting fee equal to the greater of (i) $250 or the Dollar Equivalent thereof, or (ii) one-eighth of one percent (0.125%) per annum of the maximum amount drawable under such Letter of Credit and (b) on demand, all standard fees and other charges charged by the Issuing Lender with respect to the issuance and maintenance of any Letter of Credit.

3.4. Indemnity.  The Borrower agrees to indemnify the Issuing Lender and each
     ---------
of its correspondents and hold it harmless from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever which it may incur or suffer by reason of or in connection with the execution and delivery or assignment of or payment or presentation under or in respect of any Letter of Credit issued by the Issuing Lender or any action taken or omitted to be taken with respect to any Letter of Credit issued by the Issuing Lender, except to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct or gross negligence of the Issuing Lender or such correspondent in making payment against any draft presented under any Letter of Credit which does not substantially comply with the terms thereof, or in failing to make payment against any such draft which strictly complies with the terms of such Letter of Credit, it being understood that (x) in making such payment, the Issuing Lender's or such correspondent's exclusive reliance in good faith on the documents presented to and believed to be genuine by it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance in good faith on any affidavit presented pursuant to such Letter of Credit and on the amount of any sight draft presented pursuant to any Letter of Credit whether or not any statement or any other documents presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever and (y) any such noncompliance in a nonmaterial respect shall, in each case, not be deemed willful misconduct or gross negligence of the Issuing Lender or such correspondent. Upon demand by the Issuing Lender or such correspondent at any time, the applicable Borrower shall reimburse the Issuing Lender or such correspondent for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is due to the Issuing Lender's or such correspondent's gross negligence or willful misconduct as aforesaid. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

3.5. Reserved.

3.6. Reimbursement of Certain Costs.  (a) Unless at the time prohibited by an
     ------------------------------
order of a court of competent jurisdiction, the obligations of the Borrower hereunder with regard to Letters of Credit are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have against any Person, including, without limitation, the beneficiary of such Letter of Credit and the Issuing Lender and all sums payable by the Borrower hereunder with respect to any such Letter of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever. In the event that the Borrower is compelled by Applicable Law to make any such deduction or withholding, then, unless prohibited by Applicable Law, it shall pay to the Issuing Lender such additional amount as will result in the receipt by the Issuing Lender of a net sum equal to the sum it would have received if no such deduction or withholding had been required to be made.

          (b)  In the event that any Change of Law occurs which:

               (i) subjects the Issuing Lender to any tax with respect to any amount paid by the Issuing Lender as the issuer of any Letter of Credit or its commitment or agreement to honor drafts under any Letter of Credit (other than any tax measured by or based upon the overall net income of the Issuing Lender); and

               (ii) changes the basis of taxation of payments to the Issuing Lender with respect to any Letter of Credit or such commitment (other than any tax measured by or based upon the overall net income of the Issuing Lender); or

               (iii) imposes, modifies, requires, makes or deems applicable any reserve, deposit, insurance assessment or similar requirements against any assets held by, deposits with or for the account of, or Revolving Loans or commitments by, an office of the Issuing Lender in connection with payments by the Issuing Lender under any Letter of Credit or commitments under any Letter of Credit; or

               (iv) imposes any condition upon or causes in any manner the addition of any supplement to or an increase of any kind to the Issuing Lender's capital or cost base for issuing any Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit; or

               (v) imposes, modifies, requires, makes or deems applicable to the Issuing Lender any capital requirement, increased capital requirement or similar requirement such as, without limitation, the deeming of any Letter of Credit to be an asset held by the Issuing Lender for capital calculation or other purposes;

and the result of any of the foregoing is to reduce the after-tax rate of return on the Issuing Lender's capital, increase the cost to the Issuing Lender of making any payment under, or maintaining its commitment under, any Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) or benefit received or receivable by the Issuing Lender with respect to any Letter of Credit or to require the Issuing Lender to make any payment on or calculated by reference to the gross amount of any sum received by it with respect to any Letter of Credit, in each case by an amount which the Issuing Lender in its sole judgment deems material (including, without limitation, the Issuing Lender's cost of taking action in anticipation of the effectiveness of any event referred to above in order to enable the Issuing Lender to be in compliance therewith upon effectiveness), then and in any such case:

               (x) the Issuing Lender shall promptly notify the Borrower in writing of the happening of such event;

               (y) the Issuing Lender shall promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Issuing Lender or the request, directive or requirement with which it has complied, together with the date thereof and the amount of such increased cost, reduction or payment; and

               (z) the Borrower shall pay to the Issuing Lender, upon demand, after delivery of the notice referred to in clause (x) above, such amount or amounts as will compensate for such additional cost, reduction or payment, to the extent permitted by law.

A certificate delivered by the Issuing Lender pursuant to clause (y) above as to the additional amounts payable pursuant to this paragraph shall, in the absence of manifest error, be conclusive evidence of the amount thereof. The Issuing Lender agrees to use reasonable efforts to avoid or minimize the payment by the Borrower of any additional amounts under this (S)3.6, including, without limitation, by the designation of another branch or Affiliate of the Issuing Lender from which the Issuing Lender could issue Letters of Credit as long as such designation is not disadvantageous to the Issuing Lender as reasonably determined by it. The protection of this (S)3.6 shall be available to the Issuing Lender regardless of any possible contention of invalidity or inapplicability of the applicable Change of Laws.

3.7. Payment of Drafts.  Delivery to the Issuing Lender or its correspondents of
     -----------------
any documents purporting to comply with the requirements of any Letter of Credit shall be sufficient evidence of the validity, genuineness, and sufficiency thereof and of the good faith and proper performance of the shippers, drawers and/or users of any Letter of Credit, its agents and assignees, and the Issuing Lender and its correspondents may rely and act thereon without liability or responsibility with respect thereto or with respect to the correctness or condition of any shipment of merchandise to which the same may relate. Upon receipt by the Issuing Lender of written approval thereof from the Borrower, the Issuing Lender, as the case may be, may (but shall not be required to) accept or pay overdrafts or irregular drafts or drafts with irregular documents attached or with respect to which property has been substituted or time limits have been extended, and no such acceptance or payment shall impair any rights of the Issuing Lender under this Agreement. In case of any variation between the documents called for by any Letter of Credit and the documents accepted by the Issuing Lender or its correspondents, the Borrower shall be conclusively deemed to have waived any right to object to such variation with respect to any action of the Issuing Lender or such correspondents relating to such documents and to have ratified and approved such action as having been taken on the direction of the Borrower unless the Borrower within ten Business Days of the receipt of such documents or acquisition of knowledge of such variation files an objection with the Issuing Lender in writing. The Issuing Lender shall not be liable for any delay in giving, or failing to give, notice of the arrival of any goods or any other notice, or for any error, neglect or default of any of its correspondents or any shipper, carrier, bailee or insurer; nor shall the Issuing Lender be responsible for the non-fulfillment of any requirement of any Letter of Credit that (i) drafts bear appropriate reference to any Letter of Credit, (ii) the amount of any draft be noted on the reverse of any Letter of Credit, (iii) any Letter of Credit be surrendered or taken up or (iv) documents be forwarded apart from any drafts, and the Issuing Lender and its correspondents may, if they see fit, waive any such requirements.

3.8. Issuing Lender's Actions.  Any Letter of Credit may, in the discretion of
     ------------------------
the Issuing Lender thereof or the Issuing Lender's correspondents, be interpreted by it or any such correspondent (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, Publication No. 500 and with respect to standby Letters of Credit, Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 8, 1998), each as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Issuing Lender and its correspondents may accept and act upon the name, signature or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy or other legal representative of any party designated in any Letter of Credit issued by the Issuing Lender in the place of the name, signature or act of such party.

     SECTION 4.  GUARANTIES


4.1. Guaranties.  On or prior to the Closing Date, each Guarantor shall execute
     ----------
and deliver to the Lender a guaranty, substantially in the form of Exhibit 4.1(a) (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Guaranty"), of all Lender Debt and the Parent shall cause the Supporting Letter of Credit to be delivered to the Lender.

4.2. Future Subsidiaries.  Upon the formation or acquisition (in whole or in
     -------------------
part), after the Closing Date, of any Subsidiary of the Borrower, such Subsidiary shall execute and deliver a Guaranty (except that such Subsidiary shall be the guarantor thereunder). Nothing contained in this (S) 4.2 shall permit the Borrower to form or acquire any Subsidiary which is otherwise prohibited by this Agreement.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES


     Each of the Credit Parties hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Agreement and shall be deemed to be incorporated in each Borrower's Certificate submitted to the Lender pursuant to (S)2.5 hereof, and shall be deemed repeated and confirmed (except as otherwise specified in a Written Notice by the Borrower in connection with any borrowing or Letter of Credit) with respect to, and as of the date of, each borrowing and each issuance of a Letter of Credit hereunder and each notice thereof, provided, that any representation and warranty which is made as of a specified date shall be deemed repeated as of such date):

5.1. Corporate Status.  (a) Each Credit Party is a duly organized and validly
     ----------------
existing in good standing under the laws of the jurisdiction of its incorporation or formation, and has the power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

          (b) Each Credit Party is qualified as a foreign or extra-provincial corporation, a partnership, or limited liability company and in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Parent and its Subsidiaries.

          (c) The capital stock of each Credit Party (other than the Parent) is owned as set forth on Schedule 5.1(c) hereto.

          (d) None of the Credit Parties has any Subsidiaries except as set forth on Schedule 5.1(d) hereto, which Schedule 5.1(d) correctly sets forth the name of each such Subsidiary and its jurisdiction of incorporation.

5.2. Power and Authority.  Each of the Credit Parties has the power and
     -------------------
authority to execute, deliver and perform the terms and provisions of this Agreement, the other Loan Documents and all other documents to which it is a party in respect of any component of this transaction, in each case, to which it is a party, and all instruments and documents delivered by it pursuant thereto and hereto, and each of the Credit Parties has duly taken or caused to be duly taken all necessary corporate or other action (including, without limitation, the obtaining of any consent of stockholders required by law or its certificate of incorporation or by-laws), to authorize the execution, delivery and performance of this Agreement, each other Loan Document and all other instruments and documents to which it is a party in respect of any component of this transaction, in each case, to which it is a party, and the instruments and documents delivered by it pursuant thereto and hereto. Each of this Agreement, the other Loan Documents and each of the other instruments and documents executed and delivered by any of the Credit Parties pursuant hereto, thereto or in respect of any component of this transaction to which it is a party constitute a legal, valid and binding obligation of such Person, and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

5.3.  No Violation of Agreements.  (a) None of the Credit Parties is in
      --------------------------
violation of any provision of its certificate or articles of incorporation or formation, applicable shareholder agreements, or other organizational documents, as the case may be, or its by-laws or is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which any of them is a party or by which any of them may be bound, except for defaults which are not reasonably expected to have a Materially Adverse Effect on the Parent and its Subsidiaries.

          (b) Neither the execution, delivery and performance of this Agreement, the other Loan Documents or any of the instruments and documents to be delivered pursuant hereto, thereto or in respect of any component of this transaction, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof, will violate any provision of the certificate of incorporation, applicable shareholder agreements or by-laws of any Credit Party or any law or regulation, or any judgment, order, direction, or decree of any court or governmental instrumentality, or will (i) conflict with, or result in the breach of, or constitute a default under, or any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which any of them or their respective properties may be bound, or (ii) result in the creation or imposition of any Lien upon any property of any Credit Party.

5.4.  No Litigation.  (a) Except as set forth in Schedule 5.4(a) hereto, there
      -------------
are no actions, suits or proceedings pending or, to the best knowledge of the Parent or the Borrower, threatened against any of the Credit Parties or any of their respective Affiliates and Subsidiaries before any court, arbitrator or Governmental Body which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents or the documents, instruments and documents executed or delivered in connection herewith, therewith or related thereto or any component of this transaction, or which could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries.

          (b) No Credit Party or any Subsidiary thereof is in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or Governmental Body having jurisdiction over such Credit Party or Subsidiary, which default could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries.

          (c) No judgment, order, injunction or other similar governmental restraint with respect to any Credit Party or any Subsidiary thereof exists which prohibits any of the transactions contemplated hereby or in connection herewith.

5.5.  Good Title to Properties; Condition of Assets.  (a) Except as disclosed on
      ---------------------------------------------
Schedule 5.5(a), each Credit Party owns and has good and marketable title to all the properties and assets reflected on its balance sheet and valid leasehold interests in the property it leases, subject to no Liens, except Permitted Liens.

          (b) The tangible assets of the Borrower are serviceable or in good working order, taken as a whole, and suitable for use in accordance with the practices of the Borrower.

5.6.  Financial Statements and Condition.  (a) The Lender has received (i)
      ----------------------------------
audited consolidated financial statements of the Parent and its Subsidiaries for the Fiscal Year ending July 31, 2001, and (ii) unaudited consolidated financial statements of the Parent and its Subsidiaries as at and for the fiscal quarter ending October 31, 2001. Such financial statements present fairly in accordance with GAAP (i) the financial position of the Parent and its Subsidiaries as of the date of such balance sheet and (ii) the results of operations of the Parent and its Subsidiaries for such period (except in the case of interim financial statements, for the absence of notes and normal year end adjustments). To the best of the Parent's and the Borrower's knowledge, (x) neither the Parent nor the Borrower has material direct or indirect contingent liabilities as of such date which are not reserved for in such balance sheet or which in accordance with GAAP would have to be included in footnotes thereto, but have not been so included, and (y) all such financial statements have been prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (except in the case of interim financial statements, for the absence of notes and normal year end adjustments).

          (b) To the best of the Parent's and the Borrower's knowledge, there has been no Material Adverse Change to the Parent and its Subsidiaries since October 31, 2001.

          (c) The Lender has received the Parent's forecast dated October 10, 2001 of the future financial performance of the Parent and its Subsidiaries.
The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made and as of the date hereof, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results. No fact is known on the date hereof to any executive officer of the Parent or any other Credit Party which would have a Material Adverse Effect on the Parent and its Subsidiaries that has not been set forth in the financial statements referred to in this (S)
5.6 or disclosed herein or in the schedules attached hereto or otherwise disclosed to the Lender in writing prior to the Closing Date.

5.7.  Tax Liability.  Each of the Credit Parties and their respective
      -------------
Subsidiaries has filed all income tax returns and all material non-income tax returns which are required to be filed by them pursuant to Applicable Law and, except as otherwise permitted by (S)6.2 hereof and as set forth in Schedule 5.7, has paid all taxes which have become due pursuant to such returns, and all assessments, reassessments, governmental charges, governmental royalties, penalties, interest and fines claimed against each of the Credit Parties and their Subsidiaries, except for such taxes and other charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained by the Credit Parties. Except as set forth in Schedule 5.7, there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax returns by any of the Credit Parties and their respective Subsidiaries or with respect to the payment of any taxes. There are no actions or proceedings pending by any taxing authority of any jurisdiction to enforce payment of any taxes by any of the Credit Parties and ther respective Subsidiaries, except for those which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained by the Credit Parties.

5.8.  Governmental Action.  No action of, or filing with, any governmental or
      -------------------
public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement, the Guaranties, the other Loan Documents or any of the instruments or documents to be delivered pursuant hereto or thereto or pursuant to any component of this transaction, except such as have been made or will be made as contemplated by such agreements.

5.9.   Disclosure.  Neither the schedules hereto, nor the financial statements
       ----------
referred to in (S)5.6 hereof, nor the certificates, statements, reports or other documents furnished to the Lender by or on behalf of the Credit Parties in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement or any other Loan Document or instruments or documents relating to any component of this transaction contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact (in each case, known to any such Credit Party in the case of any document not prepared by it or based on information provided by a person which is not a Credit Party) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

5.10.  Margin Stock.  The proceeds of the borrowings made hereunder will be used
       ------------
only for the purposes set forth in Section 10 hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock. None of the Credit Parties or any of their respective Subsidiaries has taken or will take any action which is reasonably likely to cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any applicable state or provincial securities laws.

5.11.  Reserved.

5.12.  Solvency.  At the Closing Date, both immediately prior to and after
       --------
giving effect to this transaction, the Parent and its Subsidiaries taken as a whole, and the Borrower, shall be Solvent.

5.13.  Permits, etc.  Each Credit Party and each Subsidiary thereof possesses
       -------------
all permits, licenses, approvals and consents of federal, provincial, and local governments and regulatory authorities required to conduct its business substantially as presently conducted and proposed to be conducted, except to the extent that failure to have any such permit, license, approval or consent could not reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries.

5.14.  Environmental Status.  (a) Except as set forth on Schedule 5.14 hereto or
       --------------------
as would not reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries, none of the operations of the Credit Parties or any of their respective Subsidiaries is to their knowledge in violation of any Environmental Law or any permit, and none of the Credit Parties, nor any of their respective Subsidiaries, nor any of their respective past or present property or operations are, to their knowledge, under investigation or under review by any Governmental Body with respect to non-compliance therewith or with respect to liability arising from the generation, use, treatment, storage or release of any Hazardous Material.

          (b) Except as set forth on Schedule 5.14 hereto, or as would not reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries, none of the Credit Parties nor any of their respective Subsidiaries has any liability or contingent or otherwise in connection with the past generation, use, treatment, storage, disposal or release of any Hazardous Material.

5.15.  CAN Plans.  Except to the extent there has been, and there is not likely
       ---------
to be, a Material Adverse Effect on the Parent and its Subsidiaries:

       Each CAN Plan is, and has been, established, registered, qualified, administered and invested, in compliance with (i) the terms thereof, and (ii) all Applicable Laws; and the Borrower has not received, in the last seven (7) years, any notice from any Person questioning or challenging such compliance (other than in respect of any claim solely related to such Person), and the Borrower has no knowledge of any such notice from any Person questioning or challenging such compliance beyond the last seven (7) years. All obligations under a CAN Plan (whether pursuant to the terms thereof or Applicable Law) have been satisfied, and there are no outstanding defaults or violations thereunder by the Borrower nor does the Borrower have any knowledge of any default or violation by any other party to any CAN Plan. All contributions or premiums required to be paid to or in respect of each CAN Plan have been paid in a timely fashion in accordance with the terms thereof and all Applicable Law, and no taxes, penalties or fees are owing or exigible under any CAN Plan. There is no proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving any CAN Plan or its assets, and no facts exist which could reasonably be expected to give rise to such proceeding, action suit or claim. No event has occurred respecting any CAN Plan which would entitle any Person (without the consent of the Borrower) to wind-up or terminate any CAN Plan, in whole or in part, or which could reasonably be expected to adversely affect the tax status thereof. There are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any CAN Plan, except as disclosed in the financial statements provided the Lender prior to the date hereof. There have been no improper withdrawals or transfers of assets from any CAN Plan.

       SECTION 6.  AFFIRMATIVE COVENANTS


       Each of the Credit Parties hereby covenants and agrees that, so long as any Revolving Loan or any Letter of Credit or reimbursement obligation for a Letter of Credit is outstanding or the Lender has any Commitment hereunder, unless specifically waived by the Lender in writing:

6.1. Financial Statements and Other Information. The Credit Parties shall furnish or cause to be furnished to the Lender:

          (a) as soon as practicable and in any event within forty-five (45) days after the close of each of the quarters of each Fiscal Year of the Parent (other than the quarter which corresponds to the Fiscal Year end):

               (i) balance sheet of the Parent and its Subsidiaries on a consolidated basis;

               (ii) statement of income of the Parent and its Subsidiaries on a consolidated basis; and

               (iii) statement of cash flows of the Parent and its Subsidiaries on a consolidated basis,

as at the end of and for the period commencing at the end of the previous Fiscal Year and ending with such quarter just closed and for the period commencing at the end of the previous quarter and ending with such quarter just closed, setting forth for each such period in comparative form (x) the corresponding figures for the applicable quarter and year to date of the preceding Fiscal Year, and (y) the budget of the Parent and its Subsidiaries on a consolidated basis, for such quarter and year to date previously delivered under (S)6.1(i) hereof, all in reasonable detail and certified on behalf of the Parent by the chief executive or financial officer of the Parent to have been prepared in accordance with GAAP, subject to normal recurring year-end audit adjustments and normal management reporting practices which do not materially misstate the financial positions of such Persons.

          (b) as soon as practicable and in any event within ninety (90) days after the close of each Fiscal Year of the Parent an audited consolidated:

               (i)    balance sheet of the Parent and its Subsidiaries;

               (ii)   statement of income of the Parent and its Subsidiaries;
       and

               (iii) statement of cash flows of the Parent and the Subsidiaries,

as at the end of and for the Fiscal Year just closed, setting forth in comparative form (x) the corresponding figures for the preceding Fiscal Year, and (y) for Fiscal Year 2002, the October 10, 2001 forecast and for each Fiscal Year thereafter, the budget of the Parent and its Subsidiaries for such Fiscal Year previously delivered under (S)6.1(i) hereof, all in reasonable detail and (except as to forecasts and budgets and comparisons with forecasts and budgets) certified (without any qualification or exception deemed material by the Lender) by independent public accountants selected by the Parent and satisfactory to the Lender; and concurrently with such financial statements, a written statement signed by such independent accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of any Default or Event of Default, or, if such independent accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Default or Event of Default and the nature thereof, it being understood that such independent accountants shall be under no liability, directly, or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, and (y) setting forth calculations of such auditors as to the compliance with all the covenants contained in (S)6.15 hereof;

          (c) promptly (and in any event within 10 days) upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Parent by its auditors, in connection with each annual or interim audit or review of its books by such auditors;

          (d) promptly (and in any event within 10 days) upon the issuance thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 (other than on Form S-8 or 8-A or similar forms), and all reports, notices or statements sent or received by the Parent to or from the holders of any equity interests generally of the Parent;

          (e) concurrently with the delivery of the financial statements required to be furnished by (S)6.1(a) or (S)6.1(b) hereof, a certificate signed on behalf of the Parent by the chief executive or financial officer of the Parent (x) stating that a review of the activities of the Parent and its Subsidiaries on a consolidated basis during such fiscal quarter or Fiscal Year, as the case may be, has been made under the direct or indirect supervision of such officer with a view to determining whether the Parent and its Subsidiaries observed, performed and fulfilled all of their obligations under each Loan Document to which it is a party, and (y) demonstrating, in a format satisfactory to the Lender, the compliance by the Parent and its Subsidiaries with the covenants contained in (S)6.15 hereof and stating that there existed during such fiscal quarter or Fiscal Year no Default, or Event of Default or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof and what action the Credit Parties and their respective Subsidiaries propose to take, or has taken, with respect thereto;

          (f) promptly upon becoming aware of the occurrence of any Event of Default, a certificate signed on behalf of the Parent by the chief executive or financial officer of the Parent, specifying the nature thereof and the action the Parent or the applicable Credit Party proposes to take or has taken with respect thereto;

          (g) promptly (and in any event within 30 days) upon the commencement thereof, Written Notice of any litigation, including arbitrations, and of any proceedings before any Governmental Body which could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries;

          (h) with reasonable promptness, such other information respecting the business, operations and financial condition of the Parent or any of its Subsidiaries as the Lender may from time to time reasonably request;

          (i) not later than sixty (60) days after the commencement of each Fiscal Year of the Parent beginning with the Fiscal Year commencing August 1, 2002, an annual plan for the Parent and its Subsidiaries on a consolidated basis for the immediately succeeding Fiscal Year, indicating balance sheet and statements of cash flow and income on a quarterly basis; in all instances, in form, scope and substance reasonably satisfactory to the Lender;

          (j) with reasonable promptness, the name, capital structure and jurisdiction of incorporation or formation of any newly formed or acquired Subsidiary, which information shall be deemed to amend and update Schedule 5.1(c) and (d); and

          (k) with reasonable promptness, Written Notice of any change of name of any of the Credit Parties.

6.2.  Taxes and Claims.  Except as set forth on Schedule 5.7, the Credit Parties
      ----------------
shall, and shall cause each of the Borrower's Subsidiaries to, pay and discharge
(a) all taxes, assessments and governmental charges upon or against the Credit Parties or their properties or assets prior to the date on which penalties or interest attach thereto and (b) all lawful claims when due (except to the extent that (i) any such taxes, assessments, governmental charges or claims are diligently contested in good faith by appropriate proceedings and proper reserves are established on the books of the Credit Parties, and (ii) no Liens arising from the non-payment thereof will attach to any of such assets), whether for labor, materials, supplies, services or anything else (unless bonded in a manner reasonably acceptable to the Lender).

6.3.  Insurance.  (a) The Credit Parties shall, and shall cause each of the
      ---------
Borrower's Subsidiaries to, (i) keep all their properties adequately insured at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Lender, against loss or damage by fire and other hazards as well as maintain business interruption insurance (the coverage of which shall cover at least 12 successive months of business interruption); (ii) maintain adequate insurance at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Lender, against liability on account of damage to Persons and property and under all applicable workers' compensation laws; and (iii) maintain adequate insurance covering such other risks as the Lender may reasonably request.

          (b) The Credit Parties shall, and shall cause each of the Borrower's Subsidiaries to, from time to time upon the reasonable request of the Lender, promptly furnish or cause to be furnished to the Lender evidence, in form and substance reasonably satisfactory to the Lender, of the maintenance of all insurance required to be maintained by this (S)6.3, including, but not limited to, such originals or copies as the Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

6.4.  Books and Reserves.  The Credit Parties shall, and shall cause each of the
      ------------------
Borrower's Subsidiaries to, maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with sound business practices to permit preparation of financial statements in conformance with GAAP.

6.5.  Properties in Good Condition.  The Credit Parties shall, and shall cause
      ----------------------------
each of the Borrower's Subsidiaries to, keep their properties in good repair, working order and condition, ordinary wear and tear excepted, in accordance with prudent operating procedures and, as to equipment of each Borrower and its Subsidiaries, in accordance with the operating manuals relating thereto and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

6.6.   Maintenance of Existence.  The Credit Parties shall preserve and
       ------------------------
maintain, and shall cause each of the Borrower's Subsidiaries to preserve and maintain, its statutory existence, and material rights, franchises and licenses, except as otherwise permitted in this Agreement, provided that any Subsidiary of
                                                 -------------
the Borrower that does not have any material assets may be dissolved.

6.7.   Inspection by the Lender.  The Credit Parties shall, and shall cause each
       ------------------------
of the Borrower's Subsidiaries to, allow, any representative of the Lender to visit and inspect any of its properties, to examine its books of account and other records and files, to make copies thereof and to discuss its affairs, operations, business, finances and accounts with its officers and employees and independent accountants (and the Credit Parties hereby irrevocably authorize their independent accountants (including, without limitation, in connection with environmental compliance, hazard or liability) to discuss with the Lender the financial affairs of the Credit Parties), all at such reasonable times during normal business hours at such times and as often as the Lender may reasonably request. If such inspection is requested while a Default or Event of Default is continuing, it shall be at the expense of the Borrower; if such inspection is requested when no Default or Event of Default is continuing, the first inspection requested by the Lender under this (S)6.7 during any Fiscal Year shall be at the expense of the Borrower and any subsequent inspections during such Fiscal Year shall be at the expense of the requesting party.

6.8.   Pay Indebtedness to Lender and Perform Other Covenants.  The Borrower
       ------------------------------------------------------
shall (a) make full and timely payment of all payments required to be made in respect of the Lender Debt, including without limitation, the Revolving Loans, whether now existing or hereafter arising, and (b) strictly comply with all the terms and covenants contained in such Loan Document to which it is a party, all at the times and places and in the manner set forth therein.

6.9.   Notice of Default.  The Credit Parties shall promptly (and in any event
       -----------------
within five days), notify the Lender in writing after becoming aware of any Default or Event of Default, or a default under any other agreement in respect of Indebtedness for Borrowed Money in excess of $500,000 (or the Dollar Equivalent thereof) to which any Credit Party is a party, in each case describing the nature thereof and the action proposed to be taken with respect thereto.

6.10.  Reporting of Misrepresentations.  In the event that a Credit Party
       -------------------------------
discovers that any representation or warranty made in any Loan Document by any Credit Party was incorrect in any material respect when made, then the Credit Parties shall promptly report the same to the Lender and take, or cause to be taken, all available steps to correct such misrepresentations or breach of warranty.

6.11.  Compliance with Laws.  The Credit Parties shall, and shall cause each of
       --------------------
the Borrower's Subsidiaries to, comply with all Applicable Laws, rules, regulations and orders, except where non-compliance is not reasonably likely to have a Material Adverse Effect, and the Credit Parties shall duly observe, in all material respects, all requirements of applicable governmental authorities and all applicable statutes, rules and regulations, including, without limitation, all applicable statutes, rules and regulations relating to public and employee health and safety.

6.12.  CAN Plans.  Except to the extent there is not likely to be a Material
       ---------
Adverse Effect on the Parent and its Subsidiaries:

       As soon as possible and in any event within thirty (30) days after the Borrower knows that, or has reason to know that:

          (a) any contribution or premium required to be paid to or in respect of each CAN Plan has not been paid in a timely fashion in accordance with the terms thereof and all Applicable Laws, or that taxes, penalties or fees are owing or exigible under any CAN Plan;

          (b) any proceeding, action, suit or claim (other than routine claims for benefits) is pending or threatened involving any CAN Plan or its assets;

          (c) an event has occurred respecting any CAN Plan which would entitle any Person (without the consent of the Borrower) to wind-up or terminate any CAN Plan, in whole or in part, or which could reasonably be expected to adversely affect the tax status thereof;

          (d) a going concern unfunded actuarial liability, past service unfunded liability or solvency deficiency respecting any CAN Plan is determined; or

          (e) the occurrence of an improper withdrawal or transfer of assets from any CAN Plan,

the Borrower shall provide to the Lender a certificate of an Authorized Representative of the Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required with respect to such event.

6.13.  Further Assurances.  The Credit Parties shall, and shall cause each of
       ------------------
the Borrower's Subsidiaries to, at their cost and expense, upon the reasonable request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

6.14.  Environmental Matters.  The Credit Parties shall, and shall cause each of
       ---------------------
the Borrower's Subsidiaries to, comply, in all material respects, with the provisions of all Environmental Laws and all permits, licenses, and approvals, except where non-compliance is not reasonably likely to have a Material Adverse Effect, and shall keep their properties free of any Lien imposed pursuant to any Environmental Law. The Credit Parties shall not suffer or permit the property of the Credit Parties or any of the Borrower's Subsidiaries to be used for the treatment, transporting, storage, recycling or disposal of any waste or discarded material or any Hazardous Material, except in the ordinary course of its or their business or businesses and in compliance with Environmental Law, except where non-compliance is not reasonably likely to have a Material Adverse Effect and except for those conditions currently existing and as disclosed on
Schedule 6.14 hereto.

6.15.  Financial Covenants.   The Credit Parties shall comply with the financial
       -------------------
performance covenants set forth in the Fleet Credit Agreement (as amended and in effect from time to time).

6.16.  Letter to Auditors.  The Parent shall at all times keep in full force and
       ------------------
effect a letter to its auditors authorizing such auditors (i) to disclose information of any kind that such auditors may have with respect to the business, operations, performance, properties or prospects of the Parent and its Subsidiaries, and (ii) to discuss any matter relating to financial performance with the Lender and comply with any reasonable request for information requested by the Lender relating to the Parent and its Subsidiaries.

       SECTION 7.  NEGATIVE COVENANTS

       The Borrower covenants and agrees that, so long as any Revolving Loans or any Letter of Credit or reimbursement obligation for a Letter of Credit is outstanding or the Lender has any Commitment hereunder, it shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the
Lender:

7.1.   Liens.  Create, incur, assume or suffer to exist any Lien upon any of its
       -----
property or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, or other title retention agreements, other than the following (collectively, "Permitted Liens"):

               (a)  Liens in favor of the Lender;

               (b) (i) Liens arising out of judgments or awards (other than any judgment described in (S)11.1(h) hereof) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

                    (ii) Liens for taxes, assessments or governmental charges or levies (excluding any Liens under any Environmental Laws or with respect to Hazardous Materials), provided, that payment thereof shall not at the time be required in accordance with the provisions of (S)6.2 hereof;

                    (iii) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations surety, stay or appeal bonds, or other similar obligations, each arising in the ordinary course of business;

                    (iv) mechanics', construction, workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens, or other similar Liens arising in the ordinary course of business and securing sums which are not past due or are being contested by appropriate proceedings in accordance with and conforming to the requirements of (S)6.2 hereof, or other form of security satisfactory to the Lender, or deposits or pledges to obtain the release of any such Liens;

                    (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of the Borrower or its Subsidiaries or the value of such property for the purpose of such business; and

                    (vi) rights of offset and similar banker's rights in respect of deposit accounts incurred in the ordinary course of business;

               (c) existing Liens set forth in Schedule 7.1(c) hereto and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

               (d) purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases) upon any fixed or capital assets hereafter acquired, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) any such Lien does not extend to cover any other asset of the Borrower or any of its Subsidiaries, and (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases) and interest thereon only;

               (e) Liens existing on assets acquired as part of a Permitted Acquisition at the time such assets are so acquired by the Borrower (including the indirect acquisition of such assets by virtue of a Permitted Acquisition of stock or limited liability company interests owning such assets); and

               (f) other Liens securing Indebtedness and other obligations which, when aggregated with the Liens described in (S)(S) 7.1(d) and 7.1(e), do not exceed $5,000,000 at any one time outstanding.

7.2. Indebtedness.  Create, incur, assume or suffer to exist, contingently or
     ------------
otherwise, any Indebtedness, other than the following (collectively, "Permitted Indebtedness")(as long as no Default or Event of Default would otherwise arise as a result thereof):

               (a)  Indebtedness under the Loan Documents;

               (b) Indebtedness (not overdue) secured by Liens permitted by (S) 7.1(d) hereof;

               (c) Indebtedness for Borrowed Money and Contingent Obligations set forth on Schedule 7.2(c) hereof (and extensions, renewals or refinancings (but not increases) thereof);

               (d) Subject to the provisions of (S)7.3 hereof, intercompany Indebtedness among the Borrower and its Subsidiaries or among such Subsidiaries;

               (e)  Guaranties permitted pursuant to (S)7.3 hereof;

               (f) Purchase money Indebtedness hereafter incurred by the Borrower to the seller of the capital stock, limited liability company interests, or assets of any Person in connection with a Permitted Acquisition;

               (g) Indebtedness existing on assets acquired as part of a Permitted Acquisition at the time such assets are so acquired by the Borrower or a Holding Company (including the indirect acquisition of such assets by virtue of a Permitted Acquisition of stock or limited liability company interests owning such assets); and

               (h) Other Indebtedness not in excess of $5,000,000 in the aggregate at any time outstanding.

7.3. Investments.  Lend or advance money or credit to any Person, or invest in
     -----------
(by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person (each of the foregoing, an "Investment"), or agree to do any of the foregoing, or permit or suffer to permit any of its Subsidiaries to do so, other than the following (as long as no Default or Event of Default would otherwise arise as a result thereof):

               (a) endorsement of negotiable instruments for deposits or collection in the ordinary course of business;

          (b)  (i)   Investments in securities issued, or that are directly and fully guaranteed or insured, by the United States Government, Canada, or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than six months from the date of acquisition of
(x) the Lender or (y) any other commercial bank having capital and surplus in excess of $500,000,000, the holding company of which has outstanding commercial paper meeting the requirements specified in clause (iv) below, (iii) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above (provided, that the underlying securities of the type described in clause (i) may have maturities of more than six months from the date of acquisition) entered into with the Lender or any other bank meeting the qualifications specified in clause (ii) above or with securities dealers of recognized national standing, provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examinations Counsel Supervisory Policy Repurchase Agreements of Depository Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985, and provided, further, that possession or control of the underlying securities is established as provided in such Supervisory Policy, (iv) commercial paper rated (as of the date of acquisition thereof) at least A-1 or the equivalent thereof by Standard & Poor's Corporation and P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six months after the date of its acquisition; and (v) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $500,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of its two highest rating categories assigned by such agencies for obligations of such nature.

          (c) Investments representing stock or obligations issued to the Borrower or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

          (d)  Existing Investments described on Schedule 7.3(d) hereof;

          (e)  Investments in connection with Permitted Acquisitions pursuant to
(S)7.13 hereof;

          (f) Guaranties hereafter made by the Borrower of purchase money Indebtedness owing to the seller of the capital stock, limited liability company or partnership interests, or assets of any Person in connection with a Permitted Acquisition;

          (g) Investments hereafter made by the Borrower or any Subsidiary in Norlan, a Subsidiary of the Parent;

          (h) Investments of an Acquired Person existing at the time such Person is so acquired by the Borrower;

          (i) Guaranties by the Borrower of operational obligations of any of its Subsidiaries incurred in the ordinary course of business other than Indebtedness for Borrowed Money; and

          (j) Other Investments not in excess of $5,000,000 in the aggregate at any time outstanding.

7.4. Merger, Sale of, Dissolution, Etc.

          (a) Enter into any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any property owned by it in order to lease such property or lease other property that the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Lender.

          (b) Enter into any transaction of merger or consolidation, acquire all or a substantial portion of the assets of any Person or transfer, sell, assign, lease, or otherwise dispose of all or any part of its properties or assets, or any stock or Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries or issue or sell any of its equity interests in any rights, warrants or options to acquire such, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

          (i) asset sales (of property other than inventory) not exceeding $2,000,000 in any Fiscal Year in the aggregate book value, in the ordinary course of business of the Borrower and its Subsidiaries;

          (ii) asset sales or other dispositions by the Borrower and its Subsidiaries of worn out or obsolete property (including motor vehicles and inventory) in the ordinary course of business, or assets otherwise no longer required or useful for the conduct of business;

          (iii) sales by the Borrower and its Subsidiaries of inventory in the ordinary course of business;

          (iv) licenses of intellectual property in the ordinary course of business;

          (v) the exchange of assets of the Borrower or any of its Subsidiaries with any third-party for like-kind assets of equal or greater value;

          (vi) the merger of any Subsidiary of the Borrower organized under the laws of the United States into another Subsidiary similarly organized;

          (vii) the merger of any Subsidiary of the Borrower that is a controlled foreign corporation into another Subsidiary that is a controlled foreign corporation;

          (viii) mergers and acquisitions permitted pursuant to (S)7.13 hereof; and

          (ix) the dissolution of any Subsidiaries of the Borrower not owning any material assets.

7.5.  Dividends, Redemptions and Other Payments. (a) Declare or pay, or suffer
      -----------------------------------------
or permit any of its Subsidiaries to declare or pay, any cash distributions in respect of any shares of capital stock of any class in the Borrower or any of its Subsidiaries, or declare or pay any cash dividends on any shares of capital stock of any class of any of its Subsidiaries, in any cash now or hereafter outstanding, or purchase, redeem, cancel or acquire any shares of capital stock of any class in the Borrower or any of its Subsidiaries, or any capital stock of any of its Subsidiaries or any option, warrant, or other right to acquire such capital stock, or apply or set apart any of its assets therefor, or make any distribution (by reduction of capital or otherwise) in respect of any such shares of capital or any such option, warrant or other right, other than (i) dividends paid or distributed by any Subsidiary to its direct parent and contemporaneously therewith, to any minority shareholders of such Subsidiary, and (ii) purchases of minority interests in Subsidiaries of the Borrower held by any other Person.

7.6.  Subsidiaries. Form, acquire, or caused to be formed a Subsidiary unless
      ------------
and until any such Subsidiary enters into a guaranty in accordance with the terms of (S)4.2 hereof.

7.7.  Transactions with Affiliates. Except as expressly permitted pursuant to
      ----------------------------
ordinary course repatriation agreements among Affiliates and approved in writing by the Lender, enter into or perform any transaction, including, without limitation, the purchase, leasing, sale or exchange of property or assets or the hiring or rendering of any service, with any Affiliate of the Parent or any of its Subsidiaries, except for (a) any transaction which is in the ordinary course of its business, and which transaction is upon fair and reasonable terms no less favorable to it than it could obtain in a comparable arm's length transaction with a Person not an Affiliate of the Parent or any of its Subsidiaries; and (b) subject to the provisions of this Agreement, transactions between the Credit Parties; and (c) those transactions described in Schedule 7.7(c) hereof.

7.8.  Reserved.

7.9.  Amendments and Modifications. (a) Directly or indirectly, amend, modify,
      ----------------------------
supplement, waive compliance with, seek or grant a waiver under, or assent to non-compliance with any instrument, document or agreement evidencing, creating, guaranteeing or governing Indebtedness for Borrowed Money permitted under (S)7.2 hereof or entered into in connection therewith, if such amendments, modifications, supplements, waivers, or consents could reasonably be expected to adversely impact the ability of the Borrower and its Subsidiaries to perform all of their obligations under the Loan Documents.

          (b) Directly or indirectly, amend, modify, supplement, waive compliance with, seek or grant a waiver under, or assent to noncompliance with: any material term of the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries; provided, however, that the Borrower may effectuate such amendments, so long as such proposed changes do not adversely impact the ability of the Borrower and its Subsidiaries to fulfill their respective obligations under the Loan Documents.

7.10. Fiscal Year. Change the Fiscal Year of the Borrower or any of its
      -----------
Subsidiaries, except to conform any Subsidiary's fiscal year to that of Parent's fiscal year.

7.11. Change of Business. Engage in any business other than the design,
      ------------------
manufacture, and sale of electronic data, communication, switchboard and transmission equipment, cables, other products used to link electronic equipment, network structured wiring systems and components, metal fabricated products, and aluminum castings, other businesses or activities similar or related thereto, and other lines of business consented to by the Lender.

7.12. Negative Pledges. Permit the Borrower or any of its Subsidiaries to enter
      ----------------
into or become subject to, directly or indirectly, including, without limitation, as a non-party Subsidiary of a party, to any agreement prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence, creation or assumption of any Indebtedness, or any Lien upon any property of the Borrower or any of its Subsidiaries, (ii) the sale, disposition or pledge of any asset of the Borrower or any of its Subsidiaries, (iii) the incurrence or existence of any Contingent Obligations of the Borrower or any of its Subsidiaries, or (iv) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Lender Debt.

7.13. Permitted Acquisitions. (a) Invest in, purchase stock in or all or a
      ----------------------
substantial part of the assets of properties of any Person, or enter into any exchange of securities with any Person, enter into any transaction, merger or consolidation or acquire all or a substantial portion of the assets of any Person except for Permitted Acquisitions.

          (b) Within five (5) Business Days after the consummation of the Permitted Acquisition, the Borrower shall furnish the Lender with a copy of all applicable purchase agreements and other information and documentation as may be reasonably requested by the Lender with respect to the Permitted Acquisition.

7.14. Amendments to Section 7. The Credit Parties and the Lender acknowledge
      -----------------------
that the provisions of this Section 7 are intended to correspond to the negative covenants concerning the same subject matter contained in the Fleet Credit Agreement. In the event that the negative covenants contained in the Fleet Credit Agreement are amended or waived by the parties thereto, the corresponding provisions of this Section 7 shall be similarly amended or waived without the necessity of any action by the Credit Parties and the Lender.

      SECTION 8. CONDITIONS PRECEDENT TO INITIAL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

      The obligation of the Lender to make the Revolving Loans to be made on the Closing Date or to issue any Letter of Credit on the Closing Date is, in each case, subject to fulfillment (or waiver in writing by the Lender) of the following conditions precedent:

8.1.  Opinions of Counsel. The Lender shall have received on or before the day
      -------------------
of such initial borrowing, from Kirkland and Ellis and Stikeman Elliot , special counsel to the Borrower and Guarantors, favorable opinions addressed to the Lender and dated the Closing Date, in form and substance reasonably satisfactory to the Lender.

8.2.  Financial Status. The Lender shall have received such financial and other
      ----------------
information as the Lender shall have reasonably requested, including, without limitation, (a) the annual audited financial statements for the Parent and its Subsidiaries for the fiscal year most recently ended, (b) the unaudited financial statements of the Parent and its Subsidiaries for the fiscal quarter most recently ended, and (c) the October 10, 2001 forecast for the period through July 31, 2002 and financial projections for the Parent and its Subsidiaries for the period from August 1, 2002 through July 31, 2004, each of the foregoing to be reasonably satisfactory in form and substance to the Lender.

8.3.  No Material Adverse Change. In the judgment of the Lender, (i) no Material
      --------------------------
Adverse Change shall have occurred with respect to the Parent and its Subsidiaries since October 31, 2001 as reflected in the audited financial statements of the Parent and its Subsidiaries as at and for the period ending as of July 31, 2001 and the unaudited financial statements of the Parent as and for the period ending as of October 31, 2001, delivered to the Lender prior to the Closing Date; and (ii) the Lender shall not have become aware of any previously undisclosed materially adverse information with respect to the Parent and its Subsidiaries.

8.4.  Qualifications. Each Credit Party shall be duly qualified and in good
      --------------
standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify would not have a Material Adverse Effect on such Credit Party.

8.5.  Loan Documents. The Lender (or its counsel) shall have received from each
      --------------
party hereto either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

8.6.  Supporting Letter of Credit. The Lender shall have received the Supporting
      ---------------------------
Letter of Credit, on such terms and conditions as are acceptable to the Lender.

8.7.  Examination of Books. The Lender shall have been afforded the opportunity
      --------------------
prior to closing, to review the books, records, leases, contracts, pension plans, workers' compensation and retiree health plans, product liability litigation, insurance coverage and properties of the Borrower, and to perform such other due diligence regarding the Credit Parties as the Lender shall have required, the results of which review and due diligence shall have been reasonably satisfactory to the Lender and their counsel.

8.8.  Corporate Structure. The Lender shall be satisfied in all respects with
      -------------------
the legal structure and capitalization of each of the Credit Parties and all documentation relating thereto, including, without limitation, the ownership of assets thereby and the terms and conditions of each charter, by-laws and each class of capital stock of each Credit Party.

8.9.  Fees to Lender. All fees and reimbursable expenses payable to the Lender
      --------------
with respect to the financing hereunder on or prior to the Closing Date shall have been paid (or shall be payable on the Closing Date simultaneously with the first Loan made hereunder) in full in immediately available funds.

8.10. Disbursement Authorization. The Lender shall have received a disbursement
      --------------------------
authorization letter, substantially in the form of Exhibit 8.10 hereto, duly executed and delivered by the Borrower as to the disbursement on the Closing Date of the proceeds of the initial Revolving Loans.

8.11. Litigation. There shall be (a) no litigation involving any Credit Party
      ----------
which in the reasonable business judgment of the Lender would be reasonably likely to have a Material Adverse Effect on any Credit Party, the ability of the Credit Parties to perform their respective obligations under the Loan Documents, or the ability of any Credit Party to consummate any component of the transactions contemplated hereby, unless the respective Credit Party is in good faith diligently contesting same and has made appropriate reserves against any potential liability in connection with such litigation, and (b) no judgment, order, injunction or other similar restraint prohibiting any of the transactions contemplated hereby.

8.12. Compliance with Law. The Lender shall be satisfied that (i) each Credit
      -------------------
Party has obtained all material and appropriate authorizations and approvals of all Governmental Bodies required for the due execution, delivery and performance by such Credit Party of each of the Loan Documents to which it is or will be a party and for the perfection of or the exercise by the Lender of its rights and remedies under the Loan Documents and (ii) the Revolving Loans as well as all other transactions contemplated hereby, shall be in material compliance with, and shall have obtained all material and appropriate approvals pertaining to, all Applicable Laws, rules, regulations and orders, including, without limitation, all governmental, environmental, retiree health benefits, workers' compensation and other requirements, regulations and laws and shall not contravene any charter, by-law, debt instrument or other material agreement of any of the Credit Parties.

8.13. Proceedings; Receipt of Documents. All requisite corporate action and
      ---------------------------------
proceedings in connection with the borrowings and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, shall be reasonably satisfactory in form and substance to the Lender and the Lender shall have received, on or before Closing Date, all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings, which the Lender may have requested in connection therewith, such documents where requested by the Lender to be certified by appropriate corporate Persons or Governmental Bodies.

8.14. Solvency Certificate. The Lender shall have received a solvency
      --------------------
certificate with respect to the Borrower from an officer of the Parent familiar with the Borrower's financial condition in form satisfactory to the Lender.

8.15. No Default or Event of Default. The Lender shall be satisfied that no
      ------------------------------
event which would constitute a Default or Event of Default hereunder then exists.

8.16. Fleet Credit Agreement; Intercreditor Agreement. The Parent and its
      -----------------------------------------------
Subsidiaries shall have entered into the Fleet Credit Agreement and all conditions precedent to the effectiveness of the Fleet Credit Agreement shall have been satisfied or waived. The Lender and Fleet shall have entered into an intercreditor agreement on terms acceptable to each of them.

8.17. Repayment of Indebtedness. All Indebtedness of the Parent and its
      -------------------------
Subsidiaries (including the Borrower) under the Prior Agreement (other than Letters of Credit and bank guaranties to be continued under the Fleet Credit Agreement) and all other Indebtedness for Borrowed Money owed by the Borrower or any of its Subsidiaries (other than Permitted Indebtedness) shall be paid in full on the effective date of this Agreement.

8.18. Government Regulations. No material changes in governmental regulations or
      ----------------------
policies affecting the Borrower, the Guarantors, or the Lender shall have occurred.

      SECTION 9. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE OF LETTERS OF CREDIT

      The obligation of the Lender to make any Revolving Loan or to issue any Letter of Credit is subject to fulfillment of the following conditions precedent unless waived in writing by the Lender:

9.1.  Borrower's Certificate; Other Conditions. (a) The Borrower shall have
      ----------------------------------------
delivered to the Lender a Borrower's Certificate dated the date of a Loan or Letter of Credit, as the case may be.

          (b) (i) All representations and warranties made by each of the Credit Parties contained herein or otherwise made in any Loan Document (including, without limitation, in each Borrower's Certificate), officer's certificate or any agreement, instrument, certificate, document or other writing delivered to the Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such borrowing or issuance of such Letter of Credit (unless any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date and except as otherwise specified in a Written Notice by the Borrower to the Lender pursuant to (S)12.4 hereof); (ii) on the date of such borrowing or issuance there shall exist no Default or Event of Default;
(iii) if the Borrower shall be requesting a Letter of Credit, the Lender on behalf of the Issuing Lender shall have (to the extent requested by the Issuing Lender) received a duly executed and delivered Letter of Credit Agreement with respect thereto; (iv) the Borrower shall have complied with all procedures and given all certificates, notices and other documents required hereunder for such advance or issuance; and

(v) the Lender shall have received such other approvals, opinions or documents the Lender may have reasonably requested.

9.2.  Written Notice of Loan. Except as otherwise provided in Section 3 hereof,
      ----------------------
prior to the time of each Loan or the renewal or conversion of any Loan, or portion thereof, the Lender shall have received Written Notice of such Loan or the renewal or conversion of such Loan, or portion thereof, as the case may be, in accordance with Section 2 hereof.

      SECTION 10.  USE OF PROCEEDS

      Proceeds of Revolving Loans shall be used to refinance existing Indebtedness of the Credit Parties and for working capital and other general business purposes of the Credit Parties and their Subsidiaries, including to support the issuance of Letters of Credit hereunder and to pay for Permitted Acquisition expenditures.

      SECTION 11.  DEFAULTS AND REMEDIES

11.1. Events of Default. If any one or more of the following events (each an
      -----------------
"Event of Default" and collectively, called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Body):

          (a) default shall be made in the due and punctual payment of the principal of any of the Revolving Loans or the reimbursement of any drawings under Letters of Credit, when and as the same shall become due and payable whether pursuant to Section 2 or Section 3 hereof, at maturity, by acceleration or otherwise; or

          (b) default shall be made in the due and punctual payment of any installment of interest on any of the Revolving Loans or any other Lender Debt or of any fee or expense owing to the Lender pursuant to any of the Loan Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for three (3) Business Days; or

          (c) an event of default shall have occurred and be continuing under the Fleet Credit Agreement (which event of default shall not have been waived by the Lenders under the Fleet Credit Agreement); or

          (e) any Credit Party shall (i) be unable to pay its debts generally as they become due or commit any other act of bankruptcy; (ii) file a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of its creditors generally; (iv) commence or consent to a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of a whole or any substantial part of its property; (v) file or consent to a petition, application, or answer seeking reorganization or arrangement or similar relief under the United States Bankruptcy Code or any other Applicable Law or statute of the United States of America or any state thereof or any other applicable jurisdiction or under any Canadian Insolvency Laws, (vi) by appropriate proceedings of the board of directors, or the general or limited partners or other governing body of any Credit Party, authorize the filing of any such petition, making of such assignment, winding up, or commencement of such a proceeding; or

          (f) a court of competent jurisdiction shall issue or enter an order, receiving order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or of the whole or any substantial part of its properties, or approve a petition filed against any Credit Party seeking reorganization or arrangement or similar relief under the United States Bankruptcy Code or any other Applicable Law or statute of the United States of America or any state thereof or any other applicable jurisdiction or under any Canadian Insolvency Laws, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Credit Party or of the whole or any substantial part of its properties; or if there is commenced against any Credit Party any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty days; or if any Credit Party by any act indicates its consent to or approval of any such proceeding or petition; or

          (g) the Lender shall have received Written Notice from Fleet that the Supporting Letter of Credit will not be renewed or extended for an additional twelve (12) month period, or the Supporting Letter of Credit is not so renewed or extended to the satisfaction of the Lender on or before the thirtieth day before its scheduled expiry;

      then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing:

              (A) either or both of the following actions may be taken: (i) the Lender may, at its option,(x) declare any obligation to lend hereunder (including, without limitation, the Lender's Commitment) terminated, and/or (y) declare any obligation to issue Letters of Credit hereunder terminated, whereupon such obligation to make further Revolving Loans or issue Letters of Credit hereunder shall terminate immediately and
          (ii) the Lender may, at its option, declare any or all of the Lender Debt to be due and payable, and the same, all interest accrued thereon and all other Lender Debt shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Lender Debt to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (e) (other than clause (e)(i)) above or clause (f) above, then the obligation of the Lender to lend and issue Letters of Credit hereunder (including, without limitation, the Lender's Commitment) shall automatically terminate and any and all of the Lender Debt shall be immediately due and payable without any action by the Lender or the Lender;

               (B) the Lender shall have the right, in its sole discretion, to make a drawing upon the Supporting Letter of Credit and to determine which other rights, or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights hereunder; and any moneys, deposits, balances or other property which may come into the Lender's hands at any time or in any manner, may be retained by the Lender and applied to any of the Lender Debt as provided in (S)11.5 hereof.

11.2.  Suits for Enforcement. (a) In case any one or more Events of Default
       ---------------------
shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement or any other Loan Document, or to enforce the payment of the Lender Debt or any other legal or equitable right or remedy.

          (b) If, for the purposes of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this section called the "First Currency") into any other currency (hereinafter in this section called the "Second Currency"), then the conversion shall be made at the Lender's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Lender's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereunder, and the Borrower hereby agrees to pay such additional amount as may be necessary to ensure that the amount paid on such date in the Second Currency is the amount in said such Second Currency which, when converted at the Lender's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Lender's opening of business on the date of payment, as the amount which was due under this Agreement in the First Currency before such judgment was obtained or made. Any amount due from the Borrower to the Lender under the second sentence of this section will be due as separate debt of the Borrower to the Lender and shall not be affected by judgment or order being obtained for any other sum due under or in respect of this Agreement. The covenant contained in this section shall survive the payment in full of all of the other obligations of the Borrower under this Agreement.

11.3.  Rights and Remedies Cumulative. No right or remedy herein conferred upon
       ------------------------------
the Lender is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

11.4.  Rights and Remedies Not Waived. No course of dealing between any of the
       ------------------------------
Credit Parties and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

11.5.  Application of Proceeds.

          (a) After the occurrence of an Event of Default and acceleration of the Lender Debt, the proceeds realized from the Credit Parties and collections from each Guaranty of the Lender Debt and from the Supporting Letter of Credit shall be applied by the Lender to payment of the Lender Debt in the following order, unless the Lender otherwise agrees in writing or a court of competent jurisdiction shall otherwise direct:

               (i) FIRST, to payment of all costs and expenses of the Lender incurred in connection with the preservation, collection and enforcement of the Lender Debt or any Guaranties;

               (ii) SECOND, to payment of that portion of the Lender Debt constituting accrued and unpaid interest and fees and indemnities payable under Section 2 hereof;

               (iii) THIRD, ratably to (A) the Lender (or affiliate of a Lender) to reimburse the Lender (or Affiliate of a Lender) for amounts due under any Hedge Agreements to the extent such Hedge Agreements constitute Lender Debt and (B) to payment of the principal of the Lender Debt (excluding the aggregate undrawn amount of any then outstanding Letters of Credit issued for the account of the Borrower);

               (iv) FOURTH, to the extent, with respect to Letters of Credit issued for the account of the Borrower, that the collateral, if any, held by the Lender as security for such Letters of Credit is less than the undrawn amount of the Letters of Credit outstanding at the time of distribution hereunder, to the Lender to be held by the Lender as additional collateral therefor;

               (v)    FIFTH, to the payment of all other Lender Debt;

               (vi) SIXTH, the balance, if any, after all of the Lender Debt has been satisfied, shall be deposited by the Lender in an operating account of the Borrower with the Lender designated by the Borrower, or paid over to such other Person or Persons as may be required by law.

          (b) The Credit Parties acknowledge and agree that they shall remain liable to the extent of any deficiency between the amount of the proceeds of any collateral and collections hereunder and under the Guaranties (to the fullest extent recourse of such Credit Parties under hereunder and under such Guaranties) and the aggregate amount of the sums referred to in subparagraph
(a), above.

       SECTION 12.    MISCELLANEOUS

12.1.  Collection Costs. Each of the Credit Parties shall, jointly and
       ----------------
severally, pay all of the reasonable out of pocket costs and expenses of the Lender (including, without limitation, attorneys' fees) in connection with the preparation, administration and amendment of the Loan Documents. In addition, each of the Credit Parties shall, jointly and severally, pay all of the reasonable out of pocket costs and expenses incurred by the Lender (including, without limitation, attorneys' fees) to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, the Revolving Loans, any other Loan Documents, the Lender Debt, or any security for the Lender Debt or under any instrument or document delivered pursuant to this Agreement, or in connection with the Lender Debt, or to protect the rights of any holder or holders with respect thereto, which amounts shall be part of the Lender Debt, and the Lender may take judgment for all such amounts. The reasonable attorney's fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this
(S)12.1 shall be payable by the Credit Parties to the Lender on demand (with interest accruing from two Business Days following the date of such demand) and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; investment bankers fees, costs, and expenses; environmental and other engineers fees, costs and expenses; accountants' fees, costs and expenses; fees, costs, and expenses of other experts; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

12.2.  Amendment, Modification and Waiver. (a) Except as otherwise specifically
       ----------------------------------
provided herein, no amendment, modification or waiver of any provision of the Loan Documents and no consent by the Lender to any departure therefrom by any of the Credit Parties shall be effective unless such amendment, modification or waiver shall be in writing and signed by a duly authorized officer of the appropriate Credit Party and the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

          (b) No notice to or demand on any of the Credit Parties in any case shall entitle any of the Credit Parties to any other or further notice or demand in similar or other circumstances, except as specifically provided herein.

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

12.3.  Governing Law. THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE CONSTRUED
       -------------
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF CANADA AND THE PROVINCE OF ONTARIO (without regard to conflict of laws) unless the terms of any Loan Document, provides otherwise, in which case the said Loan Document shall be construed in accordance with and governed by the laws as provided therein.

12.4.  Notices. All notices, requests, demands or other communications provided
       -------
for herein shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been given (a) if by registered or certified mail, return receipt requested, four Business Days following the date when sent, (b) if by overnight courier, when received, (c) if by telecopier, when sent and confirmed, or (d) if personally delivered or delivered by messenger, when receipted for, in each case, addressed to the Parent or the Borrower or to the Lender, at its respective office under its name on the signature pages of this Agreement and to the attention of the Person so designated, or to such Person or address as any party hereto shall designate to the other from time to time in writing forwarded in like manner.

12.5.  Fees and Expenses. Whether or not any Revolving Loans or other financial
       -----------------
accommodations are made hereunder, the Borrower shall pay all reasonable expenses paid or incurred by the Lender in connection with the transactions contemplated hereunder including, but not limited to, appraisal fees, title insurance fees, audit fees, recording fees, computer fees, duplication fees, telephone and telecopier fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses (including any applicable taxes) of Messrs. Riemer & Braunstein, LLP and Osler, Hoskin & Harcourt LLP, special counsel to the Lender. Such expenses shall also include, without limitation, any out of pocket costs paid or incurred by the Lender in connection with any waivers, amendments, modifications, extensions, renewals, renegotiations or "work-outs" of this Agreement, any other Loan Document or any other instrument or document delivered in connection herewith or therewith, and any consents or approvals provided hereunder or thereafter or otherwise requested by any Credit Party. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; investment bankers fees, costs, and expenses; environmental and other engineers fees, costs and expenses; fees, costs, and expenses of other experts; photocopying and duplicating expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

12.6.  Stamp or Other Tax. Should any stamp or excise tax become payable in
       ------------------
respect of this Agreement, any other Loan Document, the Lender Debt or any modification hereof or thereof, each of the Credit Parties shall pay, the liability of which is joint and several, the same (including interest and penalties, if any) and shall hold the Lender harmless with respect thereto.

12.7.  Waiver of Jury Trial and Setoff. In any litigation in any court with
       -------------------------------
respect to, in connection with, or arising out of this Agreement, any of the Revolving Loans, or other Loan Documents, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Credit Parties and the Lender, EACH CREDIT PARTY HEREBY, to the fullest extent it may effectively do so, waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable procedural laws, be interposed, pleaded or alleged in any other action and waives any right to special, exemplary, consequential, or punitive damages; and the LENDER and EACH CREDIT PARTY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION. EACH OF THE CREDIT PARTIES AGREES THAT THIS (S)12.7 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO THE BORROWER ANY FINANCIAL ACCOMMODATIONS HEREUNDER IF THIS (S)12.7 WERE NOT PART OF THIS AGREEMENT.

12.8.  Termination of Agreement. (a) The Lender shall have the right to
       ------------------------
terminate this Agreement immediately, at any time, during the continuance of an Event of Default under Section 11 hereof.

          (b)  The Borrower may terminate this Agreement at any time when either
(x) no Letters of Credit are outstanding, or (y) the Borrower have provided cash collateral satisfactory to the Lender in an amount equal to the undrawn amount of all outstanding Letters of Credit, in each case upon not less than ten days' prior Written Notice (which shall be irrevocable) to the Lender of termination and by prepaying the Revolving Loans in whole, terminating the Commitment and paying all other amounts payable hereunder and all applicable penalties, fees, charges, premiums and costs, all as provided hereunder.

          (c) The termination of this Agreement shall not affect any rights of the Credit Parties or the Lender or any obligation of any of the Credit Parties or the Lender to the others, arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt of the Credit Parties and their Subsidiaries hereunder incurred on or prior to such termination have been paid and performed in full.

          (d) Upon the giving of notice of termination of this Agreement, all Lender Debt shall be due and payable on the date of termination specified in such notice.

          (e) The rights granted to the Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been paid in full in cash.

          (f) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Commitment of the Lender shall have been terminated), and the Credit Parties, as appropriate, shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provision of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having been become final and irrevocable.

          (g) All indemnities, representations, warranties, covenants, waivers and agreements provided for under this Agreement and the other Loan Documents, including, without limitation, under (S)(S)2.21, 12.5 and 12.20, shall (unless otherwise specifically provided herein) survive the termination of this Agreement and the payment in full of the Lender Debt.

12.9.  Captions. The captions of the various sections and paragraphs of this
       --------
Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

12.10.  Lien; Setoff by Lender.

          (a) Each of the Credit Parties hereby grants to the Lender a continuing Lien for all Lender Debt upon any and all monies, securities and other property of such Credit Party and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for such Credit Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Credit Party with, and any and all claims of such Credit Party against, the Lender, at any time existing.

          (b) Upon the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to such Credit Party, to setoff, appropriate and apply any or all items hereinabove referred to against the Lender Debt of such Credit Party, regardless of the adequacy of any collateral which secures the Lender Debt. After any such setoff by the Lender, the Lender shall notify the Credit Party against which it setoff of the exercise by it of such right of setoff, provided, that the failure of the Lender to so notify each Credit Party shall not affect the validity of such setoff or create a cause of action against the Lender. Any and all rights to require the Lender to exercise their rights and remedies with respect to any other collateral prior to exercising their right of setoff are hereby knowingly, voluntarily and irrevocably waived.

12.11.  Payment Due on Non-Business Day. Whenever any payment to be made
        -------------------------------
hereunder or under any other Loan Document or on any Loan shall be stated to be due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however, that if such extension would cause a payment of a LIBOR Advance to be made, or the last day of such Interest Period for a LIBOR Advance to occur, in the next following calendar month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day.

12.12.  Service of Process. Each of the Credit Parties hereby irrevocably
        ------------------
consents to the non-exclusive jurisdiction of the courts of the Province of Ontario in connection with any action or proceeding arising out of or relating to this Agreement, any Guaranty, all or any of the Lender Debt, any other Loan Document or any document or instrument delivered pursuant to this Agreement. In any such litigation, each of the Credit Parties waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrower at its address set forth in (S)12.4 hereof. Within thirty days after such mailing, such Credit Party shall appear, answer or move in respect of such summons, complaint or other process. Should such Credit Party fail to appear or answer within said thirty-day period, such Credit Party shall be deemed in default and judgment may be entered by the Lender on behalf of the Lender against such Credit Party for the amount as demanded in any summons, complaint or other process so served. Each of the Credit Parties hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

12.13.  Sale, Assignment or Transfer to Additional Lender. (a) Without limiting
        -------------------------------------------------
any additional rights which the Lender may have under (S)12.14 hereof (but subject to the provisions set forth thereunder), the Lender may execute one or more amendments of this Agreement or any other Loan Document so that each Additional Lender shall be a named party thereof with all of the rights and obligations of the Lender hereunder.

          (b) Each Credit Party hereby agrees that it shall execute and deliver, at the request of the Lender any amendment to any Loan Document to effectuate this (S)12.13. The terms "sale," "assignment" or "transfer" shall include a novation or assumption by any Additional Lender of all or any portion of any obligations and commitments hereunder.

12.14.  Benefit of Agreement; Assignments by Lender; Participations. (a) This
        -----------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns, except that the obligations of the Lender to make Revolving Loans, to issue Letters of Credit and to furnish other financial accommodations hereunder shall not inure to the benefit of any successors and assigns of the Borrower.

          (b) No Credit Party may assign or transfer any of its interests hereunder without the prior written consent of the Lender. The Lender may make, carry or transfer its share of the Revolving Loans at, to or for the account of any of its branch offices or the office of one or more of its Affiliates., including, without limitation, BNP Paribas S.A.

          (c) The Lender may, subject to the other provisions of this Agreement and, if no Default then exists, with the prior written consent of the Parent (which consent shall not be unreasonably withheld or unreasonably delayed), assign and sell its rights with respect to and delegate its obligations under this Agreement, its Revolving Loans or its Commitment, in whole or in part, to any institutional lender or institutional investor (including a commercial bank, thrift, finance company, insurance company or pension fund) (each, an "Additional Lender") and may without the consent of the Parent, grant participations therein to any institutional lender or institution investor, in which event:

               (i) in the case of an assignment, upon notice thereof by the Lender to the Parent, the Additional Lender shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were such assigning Lender hereunder; and

               (ii) in the case of a participation, (A) the Lender's obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Parties shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that the
                --------
     Lender will not, without the consent of the participant, agree to any amendment, modification or waiver which requires the consent of all Lender. Each participant shall be entitled to the benefits of (S)(S) 2.13(d), 2.15,
     2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section.

          (d) Notwithstanding anything herein to the contrary, any partial assignment by the Lender of any portion of the Revolving Loans and/or its Commitment shall be in an aggregate amount at least equal to $5,000,000. Any such assignment shall assign a pro rata share of all Commitment to the Borrower by the assigning Lender.

12.15.  Counterparts; Facsimile Signature. (a) This Agreement may be executed by
        ---------------------------------
the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

          (b) Delivery of any executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

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

12.16.  Invalidity. Whenever possible, each provision of this Agreement shall be
        ----------
interpreted in such manner as to be effective and valid under all Applicable Laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

12.17.  Disclosure of Financial Information. Subject to the provisions of
        -----------------------------------
(S)12.18 hereof, the Lender and the Lender are each hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent and any of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Lender, any court, Governmental Body having jurisdiction over the Lender, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the Lender's interest in any of the Revolving Loans, the Letters of Credit, and this Agreement or to any actual or prospective participant therein or assignee thereof.

12.18.  Maintenance of Confidentiality. The Lender shall hold all non-public,
        ------------------------------
proprietary or confidential information obtained pursuant to or in connection with the transactions contemplated by the Loan Documents (the "Confidential Information") in confidence and shall not use or disclose any such Confidential Information except for purposes of the transactions contemplated by and in accordance with the Loan Documents; provided, however, that the Lender may disclose any such Confidential Information (i) to their respective examiners, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with the transactions contemplated by the Loan Documents,
(ii) as required by any Governmental Body, (iii) to any proposed assignee or participant in connection with the contemplated transfer, in accordance with
(S)12.14 hereof, or participation herein, provided, that any such Person shall execute a confidentiality agreement containing provisions substantially identical to this (S)12.18, or (iv) in connection with the enforcement of the Borrower' Obligations under the Loan Documents. Notwithstanding the foregoing, the provisions of this (S)12.18 shall not apply to such portions of the Confidential Information that (i) are or become available to the public through no fault or action of the Lender or its representatives, or (ii) become available to the Lender or their representatives on a non-confidential basis from a source, other than the Borrower or their representatives, not thereby violating any agreement with or other duty to the Borrower.

12.19.  No Fiduciary Obligations. The relationship between Borrower and the
        ------------------------
Lender with respect to the Loan Documents is and shall be solely that of debtor and creditor, respectively, and the Lender has no any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

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

12.20.  Indemnification. In addition to any other indemnities provided herein,
        ---------------
the Credit Parties hereby agree to jointly and severally indemnify and hold harmless the Lender and its Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended (each of the foregoing, an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the Commitment hereunder to make the Revolving Loans, or to issue Letters of Credit, or the financing contemplated hereby, the other Loan Documents, the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding brought or threatened relating to the transactions contemplated hereby or any portion hereof, any violation of any Environmental Law, the release of any Hazardous Materials, any action, suit, proceeding or investigation brought or threatened with respect to Hazardous Materials, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). The Credit Parties will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claims shall have arisen out of or resulted solely from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of any Credit Party or Subsidiary of any Credit Party, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (b) a successful claim by any Credit Party against such Indemnified Party ("Excluded Claims"). Further, should any employee of the Lender be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Credit Parties hereby, jointly and severally, agree to pay to the Lender such per diem compensation as the Lender shall request for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. The Indemnified Party shall give the Borrower prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Credit Parties shall have the right at any time during which a Claim is pending to select counsel to defend and settle any Claims so long as in any such event the Credit Parties shall have stated in a writing delivered to the applicable Indemnified Party that, as between the Credit Parties and such Indemnified Party, the Credit Parties are responsible to such Indemnified Party with respect to such Claim; provided, however, that the Credit Parties shall not be entitled to control the defense of any Claim in the event that there are defenses available to the Indemnified Party which are not available to the Credit Parties. In any other case, the Indemnified Party shall have the right to select counsel and control the defense of any Claims; provided, however, that no Indemnified Party shall settle any Claim as to which it is controlling the defense without the prior written consent of the Credit Parties, which consent shall not be unreasonably withheld or delayed. With respect to any Claim for which the Credit Parties are entitled to select counsel, each Indemnified Party shall have the right, at its expense, to participate in the defense of such

Claim. In the event that, with respect to any Claim, more than one Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Credit Parties and shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Credit Parties, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Credit Parties and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom. The provisions of this (S)12.20 shall survive repayment of the Revolving Loans and the termination of the Commitments.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                 "BORROWER"
                                            NORDX/CDT, INC. INC.


                                        By:____________________________
                                            Name:
                                            Title:

                                                 "GUARANTORS"
                                            CABLE DESIGN TECHNOLOGIES
                                            CORPORATION


                                        By:____________________________
                                            Name:
                                            Title:



                                            CABLE DESIGN TECHNOLOGIES, INC.


                                        By:____________________________
                                            Name:
                                            Title:



Address:  Foster Plaza 7
          661 Anderson Drive
          Pittsburgh, Pennsylvania
          Attention: Mr. Charles B. Fromm
          Telecopier No.: (412) 937-9690

Copy to:  Stikeman Elliott
          1155 Rene-Levesque Blvd.
          West Montreal, Quebec, Canada
          H3B 3V2
          Attention: Jean G. Lamothe
          Telecopier No.: (514) 397-3648

                                               BNP PARIBAS (CANADA), as Lender


                                           By:____________________________
                                               Name:
                                               Title:
Address: 77 King Street West
         Suite 4100, P.O. Box 31
         Royal Trust Tower
         Toronto, Ontario, Canada
         M5K 1N8
         Attention: Mr. Edward Steeves
         Telecopier No.: (416) 947-3538

                                      S-2